UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Zoetis Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF

ANNUAL MEETING

AND

PROXY STATEMENT

100 Campus Drive Florham Park, NJ 07932

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

MAY 1, 2015 AT 10:00 A.M.

HILTON SHORT HILLS

41 JOHN F. KENNEDY PARKWAY SHORT HILLS, NEW JERSEY 07078

To the shareholders of Zoetis Inc.:

Notice is hereby given that the 2015 Annual Meeting of Shareholders of Zoetis Inc. (the “Annual Meeting”) will be held on Friday, May 1, 2015, at 10:00 a.m. Eastern Time at the address shown above.

ITEMS OF BUSINESS

The items of business at the Annual Meeting are to consider and vote upon the following matters:

1.	Election of the three director nominees named in the attached proxy statement to hold office as Class II Directors until the 2018 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal;

2.	An advisory vote to approve the company’s executive compensation;

3.	Ratification of the selection of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

Only shareholders of record as of the close of business on the record date, March 6, 2015, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

MAILING

This proxy statement and the accompanying proxy card are being mailed on or about March 20, 2015, in connection with the solicitation of proxies on behalf of our Board of Directors.

PROXY VOTING

    —  By mail                —  By telephone                —  By Internet

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit your proxy card in the envelope provided to you, or to use the Internet or telephone method of voting described in your proxy card, so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or voting instruction form.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the telephone numbers or address set forth below:

Morrow & Co. LLC

470 West Avenue

Stamford, CT 06902

Call Collect: (203) 658-9400

Call Toll-Free: (855) 251-9340

It is important that your shares be represented and voted at the Annual Meeting.

Sincerely,

Heidi C. Chen

Executive Vice President,

General Counsel and Corporate Secretary

March 20, 2015

IMPORTANT NOTICE REGARDING PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2015
Zoetis Inc.’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2014, are available online at www.edocumentview.com/ZTS.

ZOETIS 2015 PROXY STATEMENT

PROXY SUMMARY

This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete Proxy Statement and 2014 Annual Report before you vote.

2014 PERFORMANCE HIGHLIGHTS

Over the course of 2014, our leadership team built on the commercial performance, innovative research and development and high quality supply chain that have been critical to our success, while continuing to develop and refine the infrastructure required to function effectively as an independent public company. We also clearly outlined our value proposition for shareholders and delivered on those priorities over the course of the year.

Listed below are some highlights of our 2014 operating performance:

—	Revenues. During 2014, total revenue grew 5% to $4.795 billion, reflecting an operational increase of 7%, excluding the impact of foreign exchange. We saw revenue growth across all four of our regional operating segments, with particularly strong growth in the U.S. and Canada / Latin America regions and with strong contributions from our U.S. livestock business. As part of our long-term value proposition, we continued to grow our revenue faster than the market. For the year ended December 31, 2014, our revenue grew 5.0%, while revenue in the industry grew 4.1%.

—	Adjusted Net Income. Reported net income for 2014 was $583 million, a 16% increase over 2013. Our adjusted net income[1] for 2014 was $790 million, reflecting an increase of 11% over 2013. Again, as part of our long-term value proposition, we continued to grow adjusted net income faster than revenue, demonstrating our focus on long-term profitable growth.

—	Earnings per share (“EPS”). Reported diluted EPS for 2014 was $1.16 per diluted share, an increase of 15% over 2013. Adjusted diluted EPS[1], which excludes purchase accounting adjustments, acquisition-related costs and certain significant items such as costs associated with becoming an independent public company, was $1.57 per diluted share, an increase of 11% over 2013.

—	Value-Added Investment Opportunities. In 2014, our Research & Development (“R&D”) team received approximately 180 product approvals for new medicines, vaccines and diagnostics. These R&D results support our diverse global portfolio through the continuous product innovations and the lifecycle development of more than 300 existing product lines, all to ensure our future revenue growth and market leadership.

—	Dividends and Capital Allocation. In December of 2013, our Board of Directors increased the quarterly common stock dividend by 11% to $0.072 per share for 2014. A total dividend of $0.288 per share was paid to shareholders in 2014. In December 2014, we increased our quarterly dividend by 15% to $0.083 per share for 2015 and initiated a $500 million stock repurchase plan. We continue to prioritize our capital allocation in ways that will add value to Zoetis through targeted business development activities and by returning excess capital to shareholders.

[1]	Adjusted net income and adjusted diluted EPS are non-GAAP financial measures. Our 2014 Annual Report on Form 10-K, filed with the SEC on February 27, 2015, contains a reconciliation of these non-GAAP financial measures to reported results under GAAP for 2014.

ZOETIS 2015 PROXY STATEMENT	1

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation Committee of the Board of Directors of Zoetis Inc. (the “Committee”) took several actions in 2014 with regard to the company’s compensation programs:

—	Perquisites. Effective in 2014, the Committee eliminated any perquisites provided to Zoetis executives, including all NEOs. This included the elimination of a financial planning perquisite that had previously been available to our NEOs as well as other members of the Zoetis Executive Team (the “ZET”).

—	Long-Term Performance Award. In 2014, the Committee approved a new performance award plan based on Total Shareholder Return (“TSR”) results, effective for long-term incentive grants in 2015. This will further support the alignment between shareholders and executives by strengthening the connection between growing shareholder value and executive rewards.

—	Stock Ownership Guidelines. To ensure that senior executives, including NEOs, have a meaningful direct ownership stake in the company and that the interests of senior executives are thereby further aligned with our shareholders, the Committee agreed to increase the level of stock ownership required under the stock ownership guidelines for those members of the ZET who had a stock ownership guideline of less than 3 times their base salary. With this action, all members of the ZET, including each of the NEOs, have a stock ownership guideline of at least 3 times their base salary. The CEO continues to have a stock ownership guideline of 5 times his base salary.

—	Claw-back Policy. The Committee implemented a claw-back policy to allow the company, under certain circumstances, to recover incentive payments paid to executives that were predicated upon the achievement of specified financial results that are the subject of a subsequent restatement, to ensure that executives do not retain performance-based awards that were based upon misstated results.

—	Treatment of Equity Upon Termination of Employment. The Committee changed a provision in our equity plan to make clear that an individual termination of employment unrelated to a reorganization, restructuring, site closure or a business transaction (e.g., sale of a business unit or site) would not result in accelerated vesting of stock options or restricted stock units.

—	Annual Incentive Plan Metrics. In 2014, the Committee added a cash metric[2] to our Annual Incentive Plan and changed the “adjusted net income” metric to “adjusted diluted EPS.” The change from adjusted net income to adjusted diluted EPS reflects the fact that Zoetis’ share count is now reliably determined, and the addition of the cash metric is intended to incentivize effective management of working capital and cash. The metrics and associated weights under our 2014 Annual Incentive Plan are revenue (40%), adjusted diluted EPS (40%), and cash (20%).

[2]	The cash metric is defined as our adjusted net income plus depreciation, amortization and stock-based compensation, minus capital expenditures and one-time cash costs (after taxes), plus or minus changes in accounts receivable, inventories and accounts payable, and excluding the impact of unusual or extraordinary items related to our separation from Pfizer.

2	ZOETIS 2015 PROXY STATEMENT

PROXY SUMMARY

ANNUAL MEETING

Time and Date	Friday, May 1, 2015, at 10:00 a.m. EDT
Place	Hilton Short Hills 41 John F. Kennedy Parkway Short Hills, New Jersey 07078
Record Date	Close of business on March 6, 2015
Voting	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.
Admission	We do not require tickets for admission to the meeting, but we do limit attendance to shareholders on the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification.

ZOETIS 2015 PROXY STATEMENT	3

PROXY SUMMARY

MEETING AGENDA ITEMS

ITEM 1 — ELECTION OF DIRECTORS

You are being asked to elect 3 directors – Sanjay Khosla, Willie M. Reed and William C. Steere, Jr. – to hold office until the 2018 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

All directors attended at least 80% of the meetings of the Board and Board committees on which they served in 2014.

SUMMARY INFORMATION ABOUT OUR DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Directors whose terms expire at the 2015 Annual Meeting and who are nominees for terms expiring at the 2018 Annual Meeting:

					Board Committees
Name	Age	Director Since	Occupation and Experience	Independent	Audit	Comp	Corp Gov
Sanjay Khosla	63	2013	Former EVP, Mondelēz International	Yes
Willie M. Reed	60	2014	Dean of the College of Veterinary Medicine, Purdue University	Yes
William C. Steere, Jr.	78	2013	Former Chairman Emeritus and CEO, Pfizer Inc.	Yes

Directors whose terms expire at the 2016 Annual Meeting:

					Board Committees
Name	Age	Director Since	Occupation and Experience	Independent	Audit	Comp	Corp Gov
Juan Ramón Alaix	63	2012	CEO, Zoetis Inc.	No
Frank A. D’Amelio	57	2012	EVP of Business Operations and CFO, Pfizer Inc.	No
William F. Doyle	52	2015	Member of Pershing Square Capital Management L.P.	Yes
Michael B. McCallister (Board Chair)	62	2013	Former Chairman of the Board and CEO, Humana Inc.	Yes

Directors whose terms expire at the 2017 Annual Meeting:

					Board Committees
Name	Age	Director Since	Occupation and Experience	Independent	Audit	Comp	Corp Gov
Gregory Norden	57	2013	Managing Director, G9 Capital Group LLC	Yes
Louise M. Parent	64	2013	Former EVP and General Counsel, American Express Company	Yes
Robert W. Scully	65	2013	Former member of Office of Chairman, Morgan Stanley	Yes

Chair         Member

ITEM 1 RECOMMENDATION: OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE DIRECTOR NOMINEES.

4	ZOETIS 2015 PROXY STATEMENT

PROXY SUMMARY

ITEM 2 — ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION (SAY ON PAY)

You are being asked to approve, on an advisory basis, our executive officer compensation program as described in this proxy statement. We believe that our program is well-designed, that it appropriately aligns executive pay with company performance, and that it incentivizes desirable executive performance.

ITEM 2 RECOMMENDATION: OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

ITEM 3 — RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR AUDITORS FOR 2015

You are being asked to ratify our Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2015. KPMG was our auditor in 2014 and 2013.

The fees paid to KPMG are detailed on page 61.

One or more representatives of KPMG will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

ITEM 3 RECOMMENDATION: OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

ZOETIS 2015 PROXY STATEMENT	5

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Zoetis Inc. for the 2015 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting. We mailed our proxy materials on or about March 20, 2015, and filed our proxy materials on March 20, 2015.

ANNUAL MEETING INFORMATION

We are holding our 2015 Annual Meeting of Shareholders at 10:00 a.m. Eastern Time on Friday, May 1, 2015, at the Hilton Short Hills in Short Hills, New Jersey, and we invite you to attend in person.

We do not require tickets for admission to the meeting, but we do limit attendance to shareholders of record on the record date, March 6, 2015, or their proxy holders. Please bring proof of your common stock ownership, such as a current brokerage statement, and photo identification. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the meeting.

For safety and security purposes, no cameras, camcorders, videotaping equipment, or other recording devices, and no large packages, banners, placards, or signs will be permitted in the meeting. Since seating may be limited, admission to the Annual Meeting will be on a first-come, first-served basis.

Only shareholders or their valid proxy holders may address the meeting.

We have arranged for a live audio webcast and a replay of our Annual Meeting to be accessible to the general public at the following website: https://event.webcasts.com/starthere.jsp?ei=1056350. (Information from this website is not incorporated by reference into this proxy statement.)

HOW TO VIEW PROXY MATERIALS ONLINE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2015.

Our proxy statement and 2014 Annual Report are available online at www.edocumentview.com/ZTS.

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about March 20, 2015, we mailed to our shareholders a notice of Internet availability of proxy materials. This notice contains instructions on how to access our proxy statement and 2014 Annual Report and vote online.

You will not receive a printed, paper copy of our proxy materials unless you request one. If you are a registered shareholder, you may request a paper copy of our proxy materials by calling 1 (866) 641-4276 or by sending an email, with your 15-digit control number in the subject line, to investorvote@computershare.com. If you are a “beneficial owner” of our shares (as defined below), you may request a paper copy of your proxy materials at www.proxyvote.com, or by calling 1 (800) 579-1639, or by sending an email, with your control number in the subject line, to sendmaterial@proxyvote.com.

6	ZOETIS 2015 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

HOW TO VOTE

We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important. You may vote shares that you owned as of the close of business on March 6, 2015, which is the record date for the meeting.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

By telephone	By calling 1 (800) 652-8683 (toll free) in the United States or Canada	24 hours a day until 4:00 a.m., Eastern Daylight Time, on May 1, 2015
By Internet	Online at www.envisionreports.com/ZTS	24 hours a day until 4:00 a.m., Eastern Daylight Time, on May 1, 2015
By mail	By returning a properly completed, signed and dated proxy card	Allow sufficient time for us to receive your proxy card before the date of the meeting

For telephone and Internet voting, you will need the 15-digit control number included on your notice or on your proxy card.

If you own shares in street name or in a Zoetis benefit plan, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with those voting instructions. Those instructions will include a control number for telephone and Internet voting, and applicable deadlines.

REVOCATION OF PROXIES

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before your shares are voted by:

—	Submitting a written revocation to our Corporate Secretary at Zoetis Inc., 100 Campus Drive, Florham Park, NJ 07932;

—	Submitting a later-dated proxy;

—	Providing subsequent telephone or Internet voting instructions; or

—	Voting in person at the meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest validly executed proxy that you submit will be counted.

VOTING AT THE MEETING

If you are a shareholder of record and wish to vote your shares in person at the meeting, you should so notify our Corporate Secretary when you arrive at the meeting. If you hold shares in street name you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. You should contact your bank, broker, or other nominee to obtain a legal proxy.

ZOETIS 2015 PROXY STATEMENT	7

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ITEMS TO BE VOTED ON AND BOARD RECOMMENDATION

Item	Board Recommendation
Item 1 – Election of 3 Directors	FOR
Item 2 – Advisory Vote to Approve Executive Compensation (Say on Pay)	FOR
Item 3 – Ratification of KPMG as Auditor for 2015	FOR

The Board of Directors does not intend to bring any matter before the Annual Meeting other than those set forth above, and the Board is not aware of any matters that anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting, your proxy gives authority to the designated proxies to vote on such matters in accordance with their best judgment.

QUORUM AND REQUIRED VOTE

We will have a quorum and will be able to conduct the business of the Annual Meeting if a majority of the outstanding shares of our common stock entitled to vote at the meeting are represented, either in person or by proxy. At the close of business on the record date, 500,664,819 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our corporate governance documents and Delaware law, for the election of directors and the approval of the other Items on the agenda for the meeting.

Item	Vote Required	Effect of Abstentions and Broker Non-Votes*
Election of Directors	Majority of the votes cast (i.e., more votes “For” than “Against”)	Not considered as votes cast and have no effect on the outcome
Advisory Vote to Approve Executive Compensation (Say on Pay)	Majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Ratification of KPMG as Auditor for 2015	Majority of the votes cast	Not considered as votes cast and have no effect on the outcome

*	A broker non-vote occurs when a broker submits a proxy but does not vote on an Item because it is not a “routine” item under New York Stock Exchange rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Item 3 – Ratification of KPMG as Auditor for 2015.

EFFECT OF NOT CASTING YOUR VOTE

If we have received a proxy specifying your voting choice, your shares will be voted in accordance with that choice.

If you are a registered shareholder and you do not cast your vote, no votes will be cast on your behalf on any of the Items at the Annual Meeting. If you sign and return a proxy card without specific voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted in accordance with the Board’s voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under New York Stock Exchange (“NYSE”) rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting agenda is Item 3 – Ratification of KPMG as Auditor for 2015. If you hold your shares in street name, and you wish to have your shares voted on all items in this proxy statement, you must complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any Items, except that your broker may vote in its discretion on Item 3.

8	ZOETIS 2015 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

COST OF PROXY SOLICITATION

We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will also bear the cost of soliciting votes on behalf of the Board of Directors. Zoetis will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities. We will enlist the help of banks, brokers, and other nominee holders in soliciting proxies for the Annual Meeting from their customers who are beneficial owners of our stock and will reimburse those firms for related out-of-pocket expenses. We have retained Morrow & Co. LLC, a professional proxy solicitation firm, to help us solicit proxies. Zoetis expects that it will pay Morrow & Co. its customary fees, estimated to be approximately $10,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Zoetis has also agreed to indemnify Morrow & Co. against certain liabilities relating to or arising out of their engagement.

AVAILABILITY OF VOTING RESULTS

We expect to announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC following the Annual Meeting.

ZOETIS 2015 PROXY STATEMENT	9

CORPORATE GOVERNANCE AT ZOETIS

INTRODUCTION

We were incorporated in July 2012 as a wholly-owned subsidiary of Pfizer. Through a series of transactions, in early 2013 Pfizer transferred to us substantially all of the assets and liabilities of its animal health business. On February 6, 2013, Pfizer completed an IPO of our Class A common stock. After the IPO, Pfizer owned all of our outstanding Class B common stock and no shares of our Class A common stock, giving Pfizer over 80% of the economic interest and the combined voting power in our outstanding common stock. As a result, we were a “controlled company” under the NYSE corporate governance rules, and as such we were exempt from some of the requirements of those rules.

In May 2013, Pfizer announced an exchange offer through which Pfizer shareholders could exchange a portion of their Pfizer common stock for Zoetis common stock owned by Pfizer. The exchange offer was completed on June 24, 2013, resulting in our full separation from Pfizer. In connection with the separation, all shares of our Class B common stock were converted to shares of our Class A common stock, and we currently have only a single class of common stock outstanding. Pfizer currently owns none of our stock. Under NYSE transition rules for companies that ceased to be “controlled companies,” our Board was not required to have a majority of independent directors and our Corporate Governance Committee was permitted to have a non-independent member until June 24, 2014, one year after our separation from Pfizer.

KEY CORPORATE GOVERNANCE FEATURES

Board Independence

•  8 out of 10 of our directors are independent under NYSE listing standards

•  Our CEO is the only member of management who serves as a director

•  Our other non-independent director is an executive officer of Pfizer, who is not independent under NYSE listing standards because of our prior relationship with Pfizer

Independent Board Chair	• Our Board Chair, who is elected by the Board annually, is currently an independent director
Board Committees

•  We have three Board committees: Audit, Compensation, and Corporate Governance

•  Our Audit and Compensation Committees are composed entirely of independent directors

•  Our Corporate Governance Committee has been composed entirely of independent directors since June 24, 2014

Executive Sessions

•  Our directors hold regularly scheduled executive sessions, at which directors can discuss matters without management present

•  Our Board holds an executive session including only independent directors at least once a year

•  Our Board Chair, who is an independent director, presides over all executive sessions of the Board

Board Oversight of Risk

•  Our Board has ultimate oversight over our risk assessment and risk management

•  Our Audit Committee oversees our Enterprise Risk Management process, including the risk areas defined under its charter and the company’s internal controls over financial reporting

•  Our Compensation Committee oversees the management of risks relating to our compensation plans and arrangements

•  Our Corporate Governance Committee oversees risk associated with potential conflicts of interest, as well as the effectiveness of our Corporate Governance Principles and the Board’s compliance with our Code of Business Conduct and Ethics for Members of the Board

•  Our Board committees regularly report to the full Board regarding their areas of responsibility and oversight

•  Members of our senior management team regularly report to the full Board on areas of material risk to the company

10	ZOETIS 2015 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

Accountability	• In uncontested director elections, our directors are elected by a majority of the votes cast • Each share of common stock is entitled to one vote
Director Stock Ownership	• Each non-employee director is required to hold Zoetis stock worth at least $400,000 (including share equivalent units), to be acquired within five years of joining our Board
Open Lines of Communication

•  Our Board promotes open and frank discussions with senior management

•  Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at the company’s expense

Self-Evaluation	• Our Board and each of its committees conducts an annual self-evaluation

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

DIRECTOR INDEPENDENCE

From January 1, 2014, through March 3, 2014, our Board of Directors consisted of eight directors, six of whom were independent under NYSE listing standards and two of whom were officers of Zoetis or Pfizer and thus not independent under those standards. The independent directors during this period, who continue to serve on our Board, were Michael B. McCallister, Sanjay Khosla, Gregory Norden, Louise M. Parent, Robert W. Scully and William C. Steere, Jr. The non-independent directors during this period were Juan Ramón Alaix (our CEO) and Frank A. D’Amelio.

Willie M. Reed and William F. Doyle were elected to our Board on March 4, 2014, and February 3, 2015, respectively. Dr. Reed and Mr. Doyle are independent under NYSE listing standards. Messrs. Alaix and D’Amelio continue to serve on our Board, and are not independent under NYSE listing standards – Mr. Alaix because he is our CEO, and Mr. D’Amelio because he is an executive officer of Pfizer.

Under NYSE listing standards, Mr. D’Amelio will not be independent until three years after our complete separation from Pfizer. Under NYSE listing standards, a director is not independent if he or she has or had certain specified relationships with us (defined to include certain relationships with Pfizer during the period it controlled us) or any other material relationship with us. To assist in applying this standard, the Board has adopted categorical independence standards, referred to as our Director Qualification Standards. These standards can be found on our website at www.zoetis.com under About Us — Corporate Governance. On February 27, 2015, our Board determined that the following directors are independent under NYSE listing standards and our Director Qualification Standards: Ms. Parent, Dr. Reed and Messrs. Doyle, Khosla, McCallister, Norden, Scully, and Steere.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Principles, which can be found on our website at www.zoetis.com under About Us — Corporate Governance, provide the Board flexibility in determining its leadership structure. Currently, Juan Ramón Alaix serves as our CEO and Michael B. McCallister serves as Chair of our Board. The Board believes that this leadership structure, which separates the CEO and the Board Chair roles, is optimal at this time because it allows Mr. Alaix to focus on operating and managing our company, while Mr. McCallister can focus on the leadership of the Board. The Board Chair presides at all meetings of our shareholders and of the Board as a whole, including its executive sessions, and performs such other duties as may be designated in our By-laws or by the Board. The Board will periodically evaluate our leadership structure and determine whether continuing the separate roles of CEO and Board Chair is in the company’s best interest based on circumstances existing at the time.

BOARD MEETINGS AND COMMITTEES

Director Attendance

During 2014, our Board met 13 times. Each of our directors attended at least 80% of the meetings of the Board and Board committees on which he or she served during 2014.

All Board members are expected to attend our Annual Meeting unless an emergency prevents them from doing so. All of our directors attended our 2014 Annual Meeting.

ZOETIS 2015 PROXY STATEMENT	11

CORPORATE GOVERNANCE AT ZOETIS

Board Committee Membership

Our Board has a standing Audit Committee, Compensation Committee, and Corporate Governance Committee. The charter of each of our standing committees is available on our website at www.zoetis.com under About Us — Corporate Governance. Each committee has the authority to hire outside advisors at the company’s expense.

The following table lists the Chair and current members of each committee.

Committee
Name	Independent	Audit	Compensation	Governance

Juan Ramón Alaix	no

Frank A. D’Amelio	no

William F. Doyle	yes

Sanjay Khosla	yes

Michael B. McCallister	yes

Gregory Norden	yes

Louise M. Parent	yes

William M. Reed	yes

Robert W. Scully	yes

William C. Steere, Jr.	yes

Number of Meetings in 2014		15	9	6

                     Chair             Member

Independence of Committee Members

All current members of our Audit Committee, Compensation Committee and Corporate Governance Committee are independent under NYSE listing standards and our Director Qualification Standards, and the members of our Audit Committee and Compensation Committee satisfy the additional independence requirements for members of audit and compensation committees.

During the period from January 2014 until the end of the NYSE transition period for “controlled companies,” which occurred in June 2014, our Board committees had the following members:

•	Audit: Gregory Norden (Chair), Louise M. Parent (joined the Committee on March 26, 2014), Robert W. Scully and William C. Steere, Jr., all of whom were independent.

•	Compensation: Robert W. Scully (Chair), Sanjay Khosla, Louise M. Parent and Gregory Norden, all of whom were independent.

•	Corporate Governance: Michael B. McCallister (Chair), Frank A. D’Amelio, Willie M. Reed (joined the Committee on March 3, 2014) and William C. Steere, Jr. Messrs. McCallister and Steere and Dr. Reed were independent; Mr. D’Amelio was not independent because he was an executive officer of Pfizer.

During this period the above committee membership complied with NYSE requirements for “controlled companies.”

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Robert W. Scully (Chair), Sanjay Khosla, Louise M. Parent and Gregory Norden. All of the current members are independent under NYSE listing standards. None of the current members is a former or current officer or employee of Zoetis or any of its subsidiaries. None of the current members has any relationship that is required to be disclosed under this caption under the rules of the SEC.

12	ZOETIS 2015 PROXY STATEMENT

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Primary Responsibilities of Board Committees

Audit Committee. The Audit Committee is responsible for the oversight of the integrity of our financial statements and system of internal controls. It has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent audit firm. It oversees the performance of our internal auditor. The Audit Committee reviews reports from management, legal counsel and third parties relating to the status of our compliance with laws, regulations and internal procedures, and oversees our Enterprise Risk Management process, internal controls and financial reporting. Until June 24, 2014, which marked the end of the NYSE transition period for “controlled companies,” the Audit Committee was responsible for administering our policies and procedures regarding related persons transactions. Our Board has determined that Mr. Norden, the Audit Committee Chair, and Mr. Scully, each qualifies as an “audit committee financial expert” as defined in SEC regulations. The Report of the Audit Committee is included on page 63.

Compensation Committee. The Compensation Committee is responsible for reviewing and approving our overall compensation philosophy and overseeing the administration of our compensation and benefit programs, policies and practices. It annually establishes the corporate goals and objectives relevant to the compensation of our CEO, and reviews the goals established by our CEO for our other executive officers, and evaluates their performance in light of these goals. The Compensation Committee recommends to the Board the compensation of our CEO and approves the compensation of our other executive officers. It also administers our incentive and equity-based compensation plans and oversees the management of risks relating to our compensation plans and arrangements. The Report of the Compensation Committee is included on page 38.

Corporate Governance Committee. The Corporate Governance Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of our Board of Directors. It identifies and recommends candidates for election to our Board and recommends the members and Chairs of Board committees. It advises on and recommends director compensation for approval by the Board, and recommends changes in our corporate governance documents. On June 24, 2014, which marked the end of the “controlled company” transition period, the committee assumed responsibility for administering our policies and procedures regarding related persons transactions.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors as a whole and through its committees oversees the company’s risk management. Members of senior management regularly report to the Board on areas of material risk to the company. The Board regularly reviews information regarding the company’s strategy, finances, operations, legal and regulatory developments, research and development, liquidity and competitive environment, as well as the risks related thereto. The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to the company’s internal controls in order to develop internal audit plans for future fiscal years. During the company’s transition period as a former “controlled company,” the Audit Committee also oversaw risks associated with potential conflicts of interest. The Corporate Governance Committee assumed this function at the end of the “controlled company” transition period. The Corporate Governance Committee oversees the management of risks associated with the independence of the Board. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. Each committee of the Board provides periodic reports to the full Board regarding their areas of responsibility and oversight. We do not believe there is any relationship between how the Board oversees management of the company’s risks and the Board’s leadership structure.

MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS

Our By-laws contain a majority voting standard for all uncontested director elections. Under this standard, a director is elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. Our Corporate Governance Principles provide that every nominee for director is required to agree to tender his or her resignation if he or she fails to receive the required majority vote in an uncontested director election. Our Corporate Governance Committee will recommend, and our Board of Directors will determine, whether or not to accept such resignation. The Board will publicly disclose its decision-making process and the reasons for its decision.

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CORPORATE GOVERNANCE AT ZOETIS

In the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast. Under this standard, in a contested election the directors receiving the highest number of votes in favor of their election will be elected as directors.

DIRECTOR NOMINATIONS

The Corporate Governance Committee considers and recommends the annual slate of director nominees for approval by the full Board. In evaluating director candidates for this purpose, the Corporate Governance Committee considers the following factors: the candidate’s integrity; independence; diversity of experience; leadership ability; record of exercising sound judgment; animal health or veterinary expertise; prior government service; and policy-making experience involving issues affecting business, government, education, and technology, as well as other areas relevant to the company’s global business. The Corporate Governance Committee is responsible for considering the appropriate size and needs of the Board, and may develop and recommend to the Board additional criteria for Board membership. The company does not have a formal policy with respect to diversity, but diversity of experience among the various Board members is an important factor in the selection of directors.

The Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations should be sent to the Chair of the Corporate Governance Committee (in the manner described below) by November 20, 2015, to be considered for the following annual meeting. The Corporate Governance Committee evaluates candidates recommended by shareholders under the same criteria it uses for other director candidates. Shareholders may also submit nominees for election at an annual or special meeting of shareholders by following the procedures set forth in our By-laws, which are summarized on page 77.

Since the initial public offering of our stock in 2013, five directors have been elected to our Board: Sanjay Khosla, Robert W. Scully, Louise M. Parent, Willie M. Reed and William F. Doyle. Mr. Khosla was identified as a potential candidate by a third-party search firm, Mr. Scully was identified as a potential candidate by a non-management director, Ms. Parent was identified as a potential candidate by a former director, Dr. Reed was identified as a potential candidate by an executive officer of our company, and Mr. Doyle was identified as a potential candidate by a shareholder.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Under our Corporate Governance Principles, our CEO is responsible for establishing effective communications with the company’s stakeholder groups, including shareholders, customers, employees, communities, suppliers, creditors, governments, corporate partners, and other interested parties. While it is our policy that management speaks for the company, non-employee directors, including the Board Chair, may meet with stakeholders, but in most circumstances such meetings will be held with management present.

Stakeholders and other interested parties may communicate with the Chair of our Board or the Chairs of our Audit, Compensation, or Corporate Governance Committees by sending an email to BoardChair@zoetis.com, AuditChair@zoetis.com, CompChair@zoetis.com, or CorpGovChair@zoetis.com, as appropriate. Stakeholders and other interested parties may also write to any of our outside directors, including the Board and committee Chairs, by directing the communication to Katherine H. Walden, Chief Governance Counsel and Assistant Secretary, Zoetis Inc., 100 Campus Drive, Florham Park, NJ 07932. Communications are distributed to the Board, or to any individual director as appropriate, depending on the facts and circumstances outlined in the communication, but excluding spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys, and business solicitations or advertisements. Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. However, any communication that is filtered out under our policy will be made available to any non-management director upon his or her request.

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CORPORATE GOVERNANCE AT ZOETIS

We believe that it is important for directors to directly hear concerns expressed by stakeholders and other interested parties. It is our policy that all Board members are expected to attend the Annual Meeting. All Board members attended our 2014 Annual Meeting of Shareholders.

CODE OF ETHICS

All of our employees, including our CEO, Chief Financial Officer and Controller, are required to abide by our policies on business conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of the Code of Conduct can be found on our website www.zoetis.com under About Us — Corporate Compliance. We have also adopted a separate Code of Business Conduct and Ethics for members of our Board of Directors, a copy of which can be found on our website www.zoetis.com under About Us — Corporate Governance. We will disclose any future amendments to, or waivers from, provisions of these Codes affecting our directors or executive officers on our website as required under applicable SEC and NYSE rules.

COMPENSATION OF DIRECTORS FOR 2014

We provide competitive compensation to our non-employee directors that enables us to attract and retain high quality directors, provides them with compensation at a level that is consistent with our compensation objectives and encourages their ownership of our stock to further align their interests with those of our shareholders. Our directors who are our full-time employees receive no additional compensation for service as a member of our Board of Directors. For 2014, our non-employee directors’ compensation consisted of the following:

—	an annual cash retainer for each non-employee director of $100,000;

—	an annual cash retainer for the Chair of the Board of $150,000;

—	an annual cash retainer for the Chair of each committee of the Board of $25,000; and

—	an equity retainer to each non-employee director upon his or her first election as such and annually thereafter with a value of $140,000 on the date of grant, based upon the closing price of shares of Zoetis common stock on that date. The equity retainer is fully vested at grant.

During 2014 we granted equity retainers in the form of deferred stock units, valued at $140,000 in the aggregate for each director on the date of grant, as follows:

—	To each of Ms. Parent, Dr. Reed and Messrs. D’Amelio, Khosla, Norden, McCallister, Scully and Steere, 4,532 deferred stock units valued at $30.89 per share.

Each deferred stock unit earns dividend equivalents which are credited as additional deferred stock units. Each non-employee director has a right to receive the shares of Zoetis common stock underlying the deferred stock units only upon termination of service as a member of our Board.

We have adopted share ownership guidelines applicable to non-employee directors, requiring the directors to hold Zoetis shares with a value of four times their annual cash retainer of $100,000. For purposes of satisfying these requirements, (a) a director’s holdings of the company’s stock shall include, in addition to shares held outright, units granted to the director as compensation for Board service and shares or units held under a deferral or similar plan, and (b) each such unit shall have the same value as a share of the company’s common stock. Each non-employee director has five years from (a) the date upon which the guidelines were established, or (b) if later, the date of his or her first election as a director, to achieve the share ownership requirement.

ZOETIS 2015 PROXY STATEMENT	15

CORPORATE GOVERNANCE AT ZOETIS

DIRECTOR COMPENSATION DECISIONS FOR 2015

Effective January 1, 2015, our non-employee directors’ compensation will consist of the following: (i) an annual cash retainer for each non-employee director of $100,000; (ii) an annual cash retainer for the Chair of the Board of $150,000; (iii) an annual cash retainer for the Chair of each committee of the Board of $25,000; and (iv) each non-employee director will receive an equity retainer upon his or her first election as such and annually thereafter with a value of $170,000 on the date of grant, based upon the closing price of shares of Zoetis common stock on that date. The equity retainer will be in the form of restricted stock units which will be subject to three-year cliff vesting, remaining unvested until the third anniversary of the date of grant.

As described above under “Corporate Governance Principles and Practices—Director Independence,” William F. Doyle was appointed to serve as a director of our company on February 3, 2015. Mr. Doyle’s appointment was pursuant to a letter agreement with Pershing Square Capital Management, L.P. (“Pershing Square”), Sachem Head Capital Management LP, and certain of their respective affiliates, which is attached to our company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2015 (the “Letter Agreement”). Mr. Doyle is eligible to participate in our company’s non-employee director compensation program; however, he has voluntarily waived any compensation from our company in respect of his services as a Board member. Mr. Doyle is a member of Pershing Square and is independently compensated by Pershing Square; however, the Letter Agreement provides that no compensation paid by Pershing Square to Mr. Doyle will depend directly or indirectly on the performance of our company or its stock price (although compensation arrangements based on the overall value of the funds Pershing Square manages will not be considered to be restricted arrangements unless the value of such funds depends primarily on the performance of our company or our stock price).

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CORPORATE GOVERNANCE AT ZOETIS

The following table summarizes the total compensation earned in 2014 by each of our directors who served as a non-employee director during 2014.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Frank A. D’Amelio(3)	$100,000	$140,000	–	–	–	–	$240,000
Sanjay Khosla (4)	$100,000	$140,000	–	–	–	–	$240,000
Michael B. McCallister(5)	$275,000	$140,000	–	–	–	–	$415,000
Gregory Norden (6)	$125,000	$140,000	–	–	–	–	$265,000
Louise M. Parent (7)	$100,000	$140,000	–	–	–	–	$240,000
Willie M. Reed (8)	$83,333	$140,000	–	–	–	–	$223,333
Robert W. Scully (9)	$125,000	$140,000	–	–	–	–	$265,000
William C. Steere, Jr.(10)	$100,000	$140,000	–	–	–	–	$240,000

(1)	Non-employee directors may defer the receipt of up to 100% of their annual cash retainer into a notional stock unit account under the Zoetis Non-Employee Director Deferred Compensation Plan. Any deferrals under this plan are credited as phantom stock units in the Zoetis stock fund, with each phantom unit representing one share of Zoetis common stock. Phantom units receive dividend equivalent rights but do not receive voting rights. Phantom stock units are settled in cash following the director’s separation from service and may be transferred into an alternate investment fund at any time, subject to the limitations described in the Zoetis Non-Employee Director Deferred Compensation Plan. During 2014, two directors, Ms. Parent and Mr. Steere, deferred all of their cash retainers into their respective Non-Employee Director Deferred Compensation Plan accounts.

(2)	The amounts in the Stock Awards column reflect the aggregate grant date value of deferred stock units granted to directors in 2014 calculated in accordance with FASB ASC Topic 718. The grant date fair value of each deferred stock unit granted to the non-employee directors on March 4, 2014 was $30.89. Deferred stock units accrue dividend equivalents, the value of which is factored into the grant date fair value. Deferred stock units are payable in Zoetis common stock upon the director’s separation from service with the company. At the end of 2014, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. D’Amelio, 9,273; Mr. Khosla, 9,273; Mr. McCallister, 10,024; Mr. Norden, 10,024; Ms. Parent, 9,273; Dr. Reed, 4,560; Mr. Scully, 9,273; and Mr. Steere, 10,024.

(3)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2014 and (b) an equity retainer of 4,532 deferred stock units granted on March 4, 2014.

(4)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2014 and (b) an equity retainer of 4,532 deferred stock units granted on March 4, 2014.

(5)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2014, (b) a cash retainer of $150,000 for service as Chair of the Board during 2014, (c) a cash retainer of $25,000 for service as Chair of the Corporate Governance Committee during 2014 and (d) an equity retainer of 4,532 deferred stock units granted on March 4, 2014.

(6)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2014, (b) a cash retainer of $25,000 for service as Chair of the Audit Committee during 2014 and (c) an equity retainer of 4,532 deferred stock units granted on March 4, 2014.

(7)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2014, and (b) an equity retainer of 4,532 deferred stock units granted on March 4, 2014.

(8)	Represents (a) a cash retainer of $83,333 for service to the Board from March 4, 2014, through December 31, 2014, and (b) an equity retainer of 4,532 deferred stock units granted on March 4, 2014.

(9)	Represents (a) an annual cash retainer of $100,000 for service to the Board as a non-employee director during 2014, (b) a cash retainer of $25,000 for service as Chair of the Compensation Committee during 2014 and (c) an equity retainer of 4,532 deferred stock units granted on March 4, 2014.

(10)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2014 and (b) an equity retainer of 4,532 deferred stock units granted on March 4, 2014.

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18	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and programs, and the decisions made by the Compensation Committee of the Board of Directors of Zoetis Inc. (the “Committee”) during 2014.

Zoetis’ executive compensation program is intended to incent and reward our leadership for increasing shareholder value and to align the interests of our leadership with those of our shareholders on an annual and long-term basis.

Our executive officers, whose compensation is discussed in this CD&A and shown in the compensation tables below, are referred to as our named executive officers (“NEOs”). In 2014, our NEOs were:

Executive	Title
Juan Ramón Alaix	Chief Executive Officer (CEO)
Paul S. Herendeen	Executive Vice President and Chief Financial Officer (CFO) since September 2, 2014
Kristin C. Peck	Executive Vice President and Group President
Clinton A. Lewis, Jr.	Executive Vice President and President of U.S. Operations
Catherine A. Knupp	Executive Vice President and President of Research and Development
Glenn C. David	Senior Vice President Finance Operations and Acting CFO from April 22, 2014 until September 1, 2014
Richard A. Passov	Executive Vice President and CFO until April 21, 2014

EXECUTIVE SUMMARY

—	We set a high performance bar and in 2014 we achieved very good actual performance against our goals, including impressive operating results, met with stock price and Total Shareholder Return outperformance vs. the Standard & Poor’s 500 Index.

—	The Committee’s recommendation regarding the CEO’s annual incentive compensation payout reflects the company’s performance in 2014, with the payout above target. Our CEO’s target total compensation was moved closer to, but still remains somewhat below, the median compensation of our peer companies.

—	In establishing our executive compensation governance policies, we seek to align with best practices, and in 2014 we strengthened them further by eliminating perquisites and raising stock ownership guidelines.

—	In 2014, the Committee approved a new performance share plan based on Total Shareholder Return (“TSR”) results measured over a three-year performance period.

—	At our 2014 Annual Shareholder Meeting, 98.7% of the votes cast supported our “say on pay” proposal.

2014 BUSINESS PERFORMANCE

Over the course of 2014, our leadership team built on the commercial performance, innovative research and development and high quality supply chain that have been critical to our success, while continuing to develop and refine the infrastructure required to function effectively as an independent public company. We also clearly outlined our value proposition for shareholders and delivered on those priorities over the course of the year.

Listed below are some highlights of our 2014 operating performance:

—

Revenues. During 2014, total revenue grew 5% to $4.795 billion, reflecting an operational increase of 7%, excluding the impact of foreign exchange. We saw revenue growth across all four of our regional operating

ZOETIS 2015 PROXY STATEMENT	19

EXECUTIVE COMPENSATION

segments, with particularly strong growth in the U.S. and Canada / Latin America regions and with strong contributions from our U.S. livestock business. As part of our long-term value proposition, we continued to grow our revenue faster than the market. For the year ended December 31, 2014, our revenue grew 5.0%, while revenue in the industry grew 4.1%.

—	Adjusted Net Income. Reported net income for 2014 was $583 million, a 16% increase over 2013. Our adjusted net income[3] for 2014 was $790 million, reflecting an increase of 11% over 2013. Again, as part of our long-term value proposition, we continued to grow adjusted net income faster than revenue, demonstrating our focus on long-term profitable growth.

—	Earnings per share (“EPS”). Reported diluted EPS for 2014 was $1.16 per diluted share, an increase of 15% over 2013. Adjusted diluted EPS[3], which excludes purchase accounting adjustments, acquisition-related costs and certain significant items such as costs associated with becoming an independent public company, was $1.57 per diluted share, an increase of 11% over 2013.

—	Value-Added Investment Opportunities. In 2014, our Research & Development (“R&D”) team received approximately 180 product approvals for new medicines, vaccines and diagnostics. These R&D results support our diverse global portfolio through the continuous product innovations and the lifecycle development of more than 300 existing product lines, all to ensure our future revenue growth and market leadership.

—	Dividends and Capital Allocation. In December of 2013, our Board of Directors increased the quarterly common stock dividend by 11% to $0.072 per share for 2014. A total dividend of $0.288 per share was paid to shareholders in 2014. In December 2014, we increased our quarterly dividend by 15% to $0.083 per share for 2015 and initiated a $500 million stock repurchase plan. We continue to prioritize our capital allocation in ways that will add value to Zoetis through targeted business development activities and by returning excess capital to shareholders.

2014 COMPENSATION HIGHLIGHTS

Committee Decisions. The Committee, a group of four independent directors, took several actions in 2014 with regard to the company’s compensation programs:

—	Perquisites. Effective in 2014, the Committee eliminated any perquisites provided to Zoetis executives, including all NEOs. This included the elimination of a financial planning perquisite that had previously been available to our NEOs as well as other members of the Zoetis Executive Team (the “ZET”).

—	Long-Term Performance Award. In 2014, the Committee approved a new performance award plan based on TSR results, effective for long-term incentive grants in 2015. This will further support the alignment between shareholders and executives by strengthening the connection between growing shareholder value and executive rewards.

—	Stock Ownership Guidelines. To ensure that senior executives, including NEOs, have a meaningful direct ownership stake in the company and that the interests of senior executives are thereby further aligned with our shareholders, the Committee agreed to increase the level of stock ownership required under the stock ownership guidelines for those members of the ZET who had a stock ownership guideline of less than 3 times their base salary. With this action, all members of the ZET, including each of the NEOs, have a stock ownership guideline of at least 3 times their base salary. The CEO continues to have a stock ownership guideline of 5 times his base salary.

—	Claw-back Policy. The Committee implemented a claw-back policy to allow the company, under certain circumstances, to recover incentive payments paid to executives that were predicated upon the achievement of

[3]	Adjusted net income and adjusted diluted EPS are non-GAAP financial measures. Our 2014 Annual Report on Form 10-K, filed with the SEC on February 27, 2015, contains a reconciliation of these non-GAAP financial measures to reported results under GAAP for 2014.

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specified financial results that are the subject of a subsequent restatement, to ensure that executives do not retain performance-based awards that were based upon misstated results.

—	Treatment of Equity Upon Termination of Employment. The Committee changed a provision in the Zoetis Inc. 2013 Equity and Incentive Plan (the “Equity Plan”), to make clear that an individual termination of employment unrelated to a reorganization, restructuring, site closure or a business transaction (e.g., sale of a business unit or site) would not result in accelerated vesting of stock options or restricted stock units (“RSUs”).

—	Annual Incentive Plan Metrics. In 2014, the Committee added a cash metric[4] to our Annual Incentive Plan (“AIP”) and changed the “adjusted net income” metric to “adjusted diluted EPS.” The change from adjusted net income to adjusted diluted EPS reflects the fact that Zoetis’ share count is now reliably determined, and the addition of the cash metric is intended to incentivize effective management of working capital and cash. The metrics and associated weights under our 2014 AIP are revenue (40%), adjusted diluted EPS (40%), and cash (20%).

CEO COMPENSATION: AT A GLANCE

Components of CEO Target Total Direct Compensation

Mr. Alaix’ Target Total Direct Compensation is comprised of base salary, annual short-term incentive compensation and long-term incentive compensation.

Base Salary and Annual Incentive Plan

Mr. Alaix’ base salary for the first three months of 2014 was $900,000 and his annual target incentive opportunity for this three-month period was 110% of his base salary, providing for an annualized target total cash compensation of $1,890,000 for this period.

On March 4, 2014, the Committee recommended increasing Mr. Alaix’ base salary to $1,100,000, and his annual target incentive opportunity to 115% of his base salary, providing for annualized target total cash compensation of $2,365,000. In making this decision, the Committee considered several factors, including Mr. Alaix’ compensation relative to the CEOs of our peer companies, the leadership he provided during Zoetis’ transition to an independent public company, and the company’s strong business results in 2013.

Upon the Committee’s recommendation, Zoetis’ Board of Directors approved these increases effective April 1, 2014. Because these increases were not applied retroactively, Mr. Alaix’ full-year target total cash compensation for 2014 was $2,246,250, including base salary of $1,050,000 and an annual incentive target of $1,196,250, or 114% of base salary earned in 2014.

In February 2015, the Committee recommended, and the Board of Directors approved, an annual incentive payment for 2014 of $1,375,700 (115% of the full-year annual incentive target) for Mr. Alaix based on Zoetis’ 2014 financial results and his individual performance.

Long-Term Incentive

In March 2014, Mr. Alaix received a long-term equity incentive grant with a total grant date fair value of $5.0 million, consisting of 50% stock options and 50% RSUs. These awards (312,109 stock options and 80,932 RSUs) are subject to three-year cliff vesting and vest 100% on the third anniversary of the date of grant (i.e., they remain unvested until March 4, 2017), generally subject to Mr. Alaix’ continued employment through the vesting date. Vesting of awards may be accelerated in part or in full, upon a termination of Mr. Alaix’ employment as a result of death, disability, retirement or a change in control, as provided in the Equity Plan.

[4]	The cash metric is defined as our adjusted net income plus depreciation, amortization and stock-based compensation, minus capital expenditures and one-time cash costs (after taxes), plus or minus changes in accounts receivable, inventories and accounts payable, and excluding the impact of unusual or extraordinary items related to our separation from Pfizer.

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EXECUTIVE COMPENSATION

Target Total Direct Compensation (“TTDC”)

The chart below shows the TTDC for Mr. Alaix for the first three months of 2014, the last nine months of 2014 (which includes the April 1, 2014, increase to Mr. Alaix’ base salary and target annual incentive opportunity described above), and his full year 2014 TTDC (which reflects the pro-rata combination of Mr. Alaix’ pre-April 1, 2014 and post-April 1, 2014 TTDC).

OUR COMPENSATION PROGRAM

Compensation Philosophy

Our compensation philosophy, which is set by the Committee, is intended to achieve the following objectives:

—	Foster a pay-for-performance culture by tying a large portion of our executives’ pay to company performance, achievement of business strategy, and individual performance, in each case, measured against pre-established annual performance goals;

—	Align the interests of management with results delivered to our shareholders (including by granting equity-based long-term incentive awards, the value of which is tied to shareholder return);

—	Provide competitive compensation opportunities over the short-term (base salary, annual incentives) and long-term (equity incentive grants) that are intended to retain our experienced management team and enable us to attract new qualified executives when needed, while remaining aligned with the compensation practices of our peer group; and

—	Structure a compensation program that is simple and transparent, and reflects sound governance principles.

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EXECUTIVE COMPENSATION

Basic Principles of Our Executive Compensation Program

We do:	We do not:

•  Emphasize pay for performance – our executive compensation program emphasizes variable pay over fixed pay, with two-thirds or more of our executives’ target compensation tied to our financial results and stock performance.

•  Maintain a three-year cliff vesting schedule for long-term incentive grants.

•  Require executives to comply with market-competitive stock ownership guidelines.

•  Require executives to hold net shares upon the exercise of stock options or vesting of stock until they achieve the relevant stock ownership guideline.

•  Maintain anti-hedging and anti-pledging policies prohibiting our directors and employees, including our NEOs, from hedging or collateralizing their ownership positions in our stock.

•  Maintain a claw-back policy that allows us to recover incentive payments based on financial results that are subsequently restated.

•  Provide for “double trigger” equity award vesting and severance benefits following a change in control.

•  Provide severance benefits through an Executive Severance Plan, consisting of cash equal to a multiple of base salary and target annual incentive, as well as continued health and welfare benefits, as prescribed in the Executive Severance Plan.

•  Use separate and independent compensation consultants for management and the Committee when designing and evaluating our executive compensation policies and programs.

•  Conduct an annual risk assessment to ensure that the company’s pay programs and practices do not create risks that are likely to have a material adverse impact on the company.

•  Maintain employment agreements for any of our executives, including our NEOs.

•  Allow repricing of stock options without shareholder approval.

•  Provide tax “gross ups” to any of our executives, including our NEOs (except for certain relocation expenses, consistent with our relocation policy and available on the same basis to all U.S.-based employees).

•  Provide any perquisites of employment to any of our employees, including our NEOs.

•  Provide for “single trigger” equity award vesting or other “single trigger” payments or benefits following a change in control.

Elements of 2014 Compensation: At a Glance

Element	Description and Purpose	Comments
Cash Compensation
Base Salary	— Fixed cash compensation that reflects fulfillment of day-to-day responsibilities, skills and experience. — Addresses employee cash-flow needs and retention objectives.	— Reviewed annually in light of changes in market practice, performance, changes in responsibility and internal equity.
Annual Incentive Plan

—  Annual cash incentive that rewards achievement of our financial and strategic/operational goals, as well as the individual performance of the NEO and, along with base salary, provides a market-competitive annual cash compensation opportunity.

—  For 2014, the AIP pool was funded based on Zoetis’ performance against revenue, adjusted diluted EPS and cash metric.

—  Amount of payout is based on the extent of achievement of company and individual goals set and approved by the Committee in the first quarter of each year.

—  The Committee may exercise discretion in considering qualitative performance.

ZOETIS 2015 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

Element	Description and Purpose	Comments
Long-Term Incentives
Stock Options

—  Equity awards that provide value based on growth in our stock price.

—  Intended to focus NEOs on increasing the company’s stock price.

—  Vesting schedules and terms of awards reward NEOs for increases in the stock price over a three- to ten-year period.

—  In 2014, stock options represented 50% of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

—  Exercise price equals 100% of the stock price on the date of grant.

—  Ten-year term.

—  Three-year cliff vesting: vests 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with certain early termination exceptions, such as retirement, death, change in control, etc., that are aligned with market practice).

Restricted Stock Units

—  Equity awards that give the recipient the right to receive shares of Zoetis stock on a specified future date, subject to vesting.

—  Aligns NEO and shareholder interests, as NEOs will realize a higher value from RSUs from an increasing stock price.

—  In 2014, RSUs represented 50% of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

—  Three-year cliff vesting: vests 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with certain early termination provisions, such as retirement, death, change in control, etc., that are aligned with market practice).

—  Paid out in shares of our company common stock upon vesting.

—  Dividend equivalents are accrued over the vesting period and paid when and if the RSUs vest (and subject to the same vesting conditions as the underlying RSUs).

Retirement
U.S. Savings Plan (“Savings Plan”)

—  A tax-qualified 401(k)/profit sharing plan that allows U.S. participants to defer a portion of their compensation, up to Internal Revenue Code and other limitations, and receive a company matching contribution.

—  We may also make a profit sharing contribution of up to 8% of an eligible employee’s total cash pay, within Internal Revenue Code limitations and based on company performance.

—  We provide a matching contribution of 100% on the first 5% of an employee’s total cash pay contributed to the Savings Plan, up to Internal Revenue Code limitations.

—  For 2014, we made a profit sharing contribution of 4% of total cash pay (within Internal Revenue Code limitations) to all eligible Savings Plan participants.

Supplemental Savings Plan

—  A non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan (by the employee or as matching or profit sharing contributions by the company) but could not be contributed due to Internal Revenue Code limitations.

—  Also allows NEOs and certain other executives to defer up to an additional 60% of the amount of their AIP payment that is over the Internal Revenue Code 401(a)17 limit and that is not matched by the company.

— Matching and profit sharing contributions are notionally credited as company stock.

24	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

Element	Description and Purpose	Comments
Severance
Executive Severance Plan	— Severance benefits provided to NEOs and certain other executives upon an involuntary termination of employment without cause, (whether before or after a change in control), or upon or a “good reason” termination after a change in control.	—	Facilitates recruitment and retention of NEOs and certain other executives by providing income security in the event of involuntary job loss.
		—	Provides the CEO with
			¡	1.5 times base salary and target annual incentive upon an involuntary termination of employment without cause (prior to a change in control)
			¡	2.5 times base salary and target annual incentive upon an involuntary termination without cause or a “good reason” termination after a change in control.
		—	Provides the NEOs other than the CEO with
			¡	1 times base salary and target annual incentive upon an involuntary termination of employment without cause (prior to a change in control)
			¡	2 times base salary and target annual incentive upon an involuntary termination without cause or a “good reason” termination after a change in control.

Say on Pay Consideration

At our 2014 Annual Shareholder Meeting we held a shareholder advisory vote on the compensation of our NEOs in 2013 (say on pay). Our shareholders overwhelmingly approved the compensation of our NEOs, with 98.7% of the votes cast in favor of our say on pay resolution. We believe that the outcome of our say on pay vote signals our shareholders’ support of our compensation approach, specifically our efforts to retain and motivate our NEOs and to align pay with performance and the long-term interests of our shareholders. The Committee reviewed and considered these voting results, among other factors described in this CD&A, in evaluating the company’s executive compensation program.

THE COMMITTEE’S PROCESS

According to its Charter, the Committee is responsible for, among other duties:

—	Reviewing and approving the company’s overall compensation philosophy;

—	Overseeing the administration of related compensation and benefit programs, policies and practices;

—	Reviewing and approving the company’s peer companies and data sources for purposes of evaluating the company’s compensation competitiveness;

—	Establishing the appropriate competitive positioning of the levels and mix of compensation elements;

—	Evaluating the performance of the CEO against performance goals and objectives approved by the Board of Directors; and

—	Approving the performance goals, evaluating the performance, and approving the compensation of the company’s executive officers.

The Committee has established the following process for evaluating the performance of the CEO, the other NEOs, and the other members of the ZET. In the beginning of the year, the Committee meets and approves strategic, financial and operational objectives for the CEO, the other NEOs, and the other ZET members for the upcoming year, and it also evaluates their performance for the previous year.

Our CEO, Mr. Alaix, does not play any role in the Committee’s determination of his own compensation. For the other NEOs and ZET members, Mr. Alaix presents the Committee with recommendations for each element of compensation.

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EXECUTIVE COMPENSATION

He bases these recommendations upon his assessment of each individual’s performance, the performance of their relevant functions, benchmark information and retention risk. The Committee then reviews the CEO’s recommendations, makes appropriate adjustments and approves compensation changes at its discretion.

Role of the Compensation Consultants

The Committee retained Towers Watson to serve as its executive compensation consultant in 2014. While Towers Watson may make recommendations on the form and amount of compensation, the Committee continues to make all decisions regarding the compensation of our NEOs, subject to the review of the other independent directors. In 2014, Towers Watson served the Committee in a variety of activities, including:

—	Reviewing and advising the Committee on evolving trends in executive compensation and as to materials presented by management to the Committee;

—	Attending all 2014 Committee meetings and communicating with the Committee Chair between meetings as necessary;

—	Providing the Committee with advice, pay-for-performance analytics and benchmarking norms related to compensation of the CEO, the other NEOs and the other ZET members;

—	Reviewing and making recommendations for changes to our compensation peer group;

—	Reviewing our annual incentive and long-term incentive plan design, including the design and development of performance-based long-term incentives for introduction in 2015;

—	Developing recommendations for stock ownership guidelines for our executives; and

—	Reviewing this CD&A and related compensation tables.

Management engaged Compensation Advisory Partners, LLC in 2014 as an advisor on executive compensation matters and to assess our incentive and other compensation programs to ensure they do not create undue risk for the company.

Peer Group and Compensation Benchmarking

In 2014, the Committee asked Towers Watson to conduct a review of Zoetis’ compensation peer group of publicly-traded companies that is used for purposes of benchmarking pay levels and pay practices for our CEO, our other NEOs, and the other ZET members. Because there are currently no other independent publicly-traded animal health companies of comparable size and complexity, our peer group selection looks beyond our direct competitors in the animal health industry to a broader list of companies in the pharmaceutical, biopharmaceutical, life sciences and nutrition industries. Additionally, companies with similar sales and market capitalization, as well as the nature of their businesses, start-up histories, industries and the availability of relevant comparative compensation data, were also considered. This review resulted in a revised compensation peer group comprised of the 17 peer companies listed in the table below:

Actavis plc	Endo International plc
Agilent Technologies, Inc.	Hospira, Inc.
Allergan, Inc.	Mead Johnson Nutrition Company
Becton, Dickinson and Company	Mettler-Toledo International Inc.
Biogen Idec Inc.	Mylan Inc.
Bio-Rad Laboratories, Inc.	PerkinElmer, Inc.
Celgene Corporation	Perrigo Company plc
Covance Inc.	Quintiles Transnational Holdings Inc.
C. R. Bard, Inc.

Zoetis ranks in the 57th percentile in revenues and the 48th percentile in total market cap among the companies in this revised peer group. This revised peer group will be used to guide the Committee in making 2015 compensation decisions.

26	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

In determining the elements of 2014 compensation for our NEOs, we used:

—	Proxy data for the peer group as constituted before the changes described above and as disclosed in the company’s prior year CD&A, because those changes were discussed by the Committee and implemented after the elements of 2014 NEO compensation were established.

—	Survey data from similarly-sized companies in life sciences and other industries for benchmarking purposes to ensure robust data. In particular, in certain cases, we used data from the Aon/Radford Global Life Sciences Survey and the Aon/Hewitt TCM database for this purpose.

Target total direct compensation for our NEOs after 2014 compensation decisions were made was at or below the median of the compensation of similar positions across our peer companies. The Committee will continue to review our compensation peer group on an annual basis and will make any adjustments that are deemed to be appropriate to retain executives while maintaining flexibility to adjust compensation to reflect financial and operational performance and other matters the Committee deems relevant.

Role of Management in Compensation Decisions

Our CEO and Chief Human Resources Officer provide the Committee with preliminary recommendations for compensation of the NEOs other than themselves. The Committee, with the advice of its own independent compensation consultant, approves the compensation for the NEOs other than the CEO, and recommends the compensation of the CEO to our full Board of Directors for approval.

2014 COMPENSATION PROGRAM AND DECISIONS

Compensation Structure

The compensation structure for our executives, including our NEOs, reflects our overall compensation philosophy of emphasizing pay-for-performance and aligning the interests of our executive officers and our shareholders, and is designed to emphasize variable compensation over fixed compensation, and equity compensation over cash compensation. For all of our NEOs, long-term incentive compensation, which is entirely equity based, makes up the largest portion of their pay mix. In 2014, 85% of the target total direct compensation (“TTDC”) of our CEO was variable pay, either subject to achievement of performance goals or with value directly tied to the price of our common stock. For each of our NEOs other than our CEO, Mr. David (who served as acting CFO for four months during 2014), and Mr. Passov (who left the company in April 2014), on average 72% of TTDC was variable pay.

The table and chart below show the mix of TTDC for our NEOs for 2014. The TTDC for our NEOs other than Mr. Passov reflects their annualized base salaries and target annual incentive opportunities as of the end of the year. Mr. Passov’s annualized TTDC is shown just prior to the termination of his employment with the company. The numbers in this table differ from those shown in the 2014 Summary Compensation Table (provided later in this proxy statement) in that the Summary Compensation Table reflects actual base salary and target annual incentives earned during 2014 (rather than annualized amounts), and this table does not include all compensation information required to be presented in the Summary Compensation Table under the rules of the SEC.

ZOETIS 2015 PROXY STATEMENT	27

EXECUTIVE COMPENSATION

NEO Compensation Structure as of December 31, 2014

	Base Salary	Target Annual Incentive	Total Long-Term Incentive Value	Target Total Direct Compensation	Pay Mix
Executive					Base Salary	Target Annual Incentive	Long- Term Incentive
Juan Ramón Alaix	$1,100,000	$1,265,000	$5,000,000	$7,365,000	15%	17%	68%
Paul S. Herendeen	$630,000	$441,000	$1,750,000	$2,821,000	22%	16%	62%
Kristin C. Peck	$625,500	$437,850	$1,260,000	$2,323,350	27%	19%	54%
Clinton A. Lewis, Jr.	$468,500	$304,525	$750,000	$1,523,025	31%	20%	49%
Catherine A. Knupp	$468,500	$304,525	$750,000	$1,523,025	31%	20%	49%
Glenn C. David	$400,000	$200,000	$250,000	$850,000	47%	24%	29%
Richard A. Passov	$635,800	$445,060	$1,600,000	$2,680,860	24%	17%	59%

Base Salary

Base salary is the principal fixed component of the TTDC of our NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. In setting base salaries and determining salary increases for our NEOs, the Committee takes into account a variety of factors, including:

—	Level of responsibility;

—	Individual and team performance;

—	Internal review of the NEO’s total compensation, individually and relative to our other officers and executives with similar levels of responsibility within the company; and

—	General levels of salaries and salary changes relative to officers and executives with similar responsibilities at peer group companies.

With regard to individual and team performance, the Committee considers the CEO’s evaluation of the individual performance of each NEO. Salary levels are typically reviewed annually as part of the Committee’s performance review process and would otherwise be reviewed in the context of a promotion or other change in job responsibility.

After taking into consideration the factors listed above, as well as to better align the annual base salary levels of our NEOs with median annual base salary levels for comparable positions in the Zoetis peer group for 2014, our NEOs received the following increases in base salary for 2014, effective April 1, 2014:

—	Mr. Alaix received a salary increase of 22.2%, reflecting the leadership provided during Zoetis’ transition to an independent public company, and the company’s strong business results in 2013.

28	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

—	Mr. Lewis and Dr. Knupp received salary increases of 17.1%, reflecting increases in their responsibilities due to their respective transitions from their former divisional roles within Pfizer to their new roles in Zoetis as direct reports to the CEO of an independent public company, responsible for leading the U.S. Operations and the Global Genetics business in the case of Mr. Lewis, and leading the company’s global Research and Development function in the case of Dr. Knupp.

—	Ms. Peck and Mr. Passov received salary increases of 3.4%, reflecting general market increases and recognizing the elimination of the financial planning executive perquisite that had been previously available to them.

—	Mr. David received a salary increase of 3.0% on April 1, 2014, reflecting general market increases in his role as Senior Vice President, Finance Operations. Additionally, Mr. David subsequently received a 15.8% salary increase to recognize increases in his responsibilities and to retain Mr. David as a key senior member of Zoetis’ finance team.

—	Mr. Herendeen was hired on September 2, 2014, and has not received any salary increases since that time.

Annual Incentive Plan

Our AIP is our annual cash incentive plan, which is intended to reward all AIP-eligible employees, including our NEOs, for achievement of company financial and strategic/operational goals, as well as achievement of their own individual performance goals.

Our AIP utilizes a funded pool approach. An overall target AIP pool for the year is determined by adding together the target AIP payouts for each eligible employee, including the NEOs. The actual amount of the AIP pool for 2014 was determined by the Committee based on the company’s attainment of the revenue, adjusted diluted EPS and cash metric goals (weighted 40%, 40%, and 20%, respectively) approved by the Committee in the first quarter of the year.

These measures were selected because:

—	They reflect the successful execution of our business strategy and support the achievement of the company’s annual operating plan; and

—	Revenue and adjusted diluted EPS are measures that shareholders closely track in their analysis of our performance and the cash metric helps drive the efficient management of working capital and cash.

The threshold, target and maximum performance levels for AIP pool funding for 2014 were established by the Committee in early 2014.

Company 2014 Performance

Our financial results for 2014 led to above-target payouts under our AIP.

—	Our revenue of $4.795 billion exceeded the revenue target under the AIP of $4.715 billion.

—	Our adjusted diluted EPS of $1.61 per share exceeded the adjusted diluted EPS target under the AIP of $1.55 per share.

—	Our cash metric result in 2014 was $573 million, which was 98.8% of our 2014 cash metric target of $580 million.

Given these results, the Committee approved an overall funding level of 115% of target for all employees eligible under the AIP. The Committee believes this funding level reflects Zoetis’ 2014 financial performance and also recognizes Zoetis’ achievement of its 2014 objectives.

The revenue, adjusted diluted EPS and cash metric target levels and results reflected here and used to determine the funding level of our AIP pool exclude the impact of foreign exchange during 2014 and are therefore different from our reported revenue and adjusted diluted EPS results of $4.785 billion and $1.57 per share, respectively. The impact of foreign exchange is excluded as it is not a direct measure of individual achievement.

ZOETIS 2015 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

The threshold, target and maximum performance levels for AIP pool funding, as well as the actual results for 2014, are shown in the table below.

The target payout levels for our NEOs were set by the Committee (and, in the case of the CEO, the Board of Directors) in March 2014. Payouts under the AIP program can range from 0%-200% of the target level based on actual performance.

CEO 2014 Performance

As discussed in more detail in the section above entitled “CEO Compensation: At A Glance,” the annual incentive target for Mr. Alaix was initially set at $990,000 (110% of his January 1, 2014 salary) and was increased to $1,265,000 (115% of his April 1, 2014 salary) by our Board of Directors, upon a recommendation made by the Committee effective April 1, 2014. This increase was applied on a prospective basis in determining his payout under the AIP for 2014.

In determining Mr. Alaix’ 2014 annual incentive payment, the Board of Directors and the Committee considered the strong financial results achieved by the company under Mr. Alaix’ leadership, including performance against the revenue, adjusted diluted EPS, and cash metrics included in the AIP, and the company’s strong 2014 stock price growth and Total Shareholder Return. The Board and the Committee also considered Mr. Alaix’ other 2014 achievements, including:

—	Delivering on defined key milestones (regulatory submissions, approvals, stage gate progressions) for the product pipeline (Sarolaner, PEDv, IL-31) on or ahead of schedule;

—	Signing an agreement to acquire the assets of Abbott Animal Health;

—	Making significant progress towards completing the Zoetis separation and effectively implementing a new operating model;

—	Engaging and retaining a high-performing workforce, evidenced by employee engagement results of 86%, a voluntary global turnover rate of 6%, and the designation of Zoetis as a Top 10 company by Working Mother magazine; and

—	Successfully achieving various transitions in leadership with the hiring of a new Chief Financial Officer, a new President of Global Manufacturing and Supply (“GMS”), and a new Chief Information Officer.

The Board of Directors and the Committee also considered the results of an anonymous 360 degree feedback survey, conducted among the members of the ZET, in evaluating Mr. Alaix’ 2014 performance. ZET members provided their views on Mr. Alaix’ performance across various leadership dimensions, including strategy and vision, operational and leadership effectiveness, company reputation and external relationships, and corporate culture. The results of this survey were considered by the Board in its assessment of Mr. Alaix’ 2014 performance and were used to provide constructive feedback to Mr. Alaix to enhance his leadership effectiveness going forward.

30	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

After considering and balancing each of these inputs to Mr. Alaix’ overall 2014 performance, the Committee recommended and the Board of Directors approved an annual incentive payout to Mr. Alaix of 115% of target ($1,375,700).

Other NEO 2014 Performance

What follows are highlights of individual and regional/business unit/function performance considered in the CEO’s evaluation of the performance of the other NEOs and his recommendations with respect to their AIP payouts for 2014. In approving the compensation recommendations for the other NEOs, the Committee considered the overall performance of the company, as well as the CEO’s assessment of each NEO’s individual performance and accomplishments relative to each NEO’s individual performance objectives that were approved by the Committee at the start of 2014.

Paul S. Herendeen, Executive Vice President and Chief Financial Officer. Mr. Herendeen joined Zoetis on September 2, 2014, as Executive Vice President and Chief Financial Officer. Since joining Zoetis, Mr. Herendeen played a key role in the company’s first Investor Day, was a significant contributor in reaching the agreement to acquire the assets of Abbott Animal Health, assumed oversight of the implementation of the company’s Enterprise Resource Planning system, and drove an effective transition in the leadership of the company’s Information Technology organization.

Kristin C. Peck, Executive Vice President and Group President. Ms. Peck leads our GMS, Global Poultry, Diagnostics, Business Development and Strategy, and New Products Marketing functions. Under Ms. Peck’s leadership GMS established a plant network strategy which is projected to reduce cost of goods sold by 200 basis points by 2020. Additionally, Ms. Peck successfully executed a restructuring of GMS senior leadership and operations to improve the efficiency and effectiveness of the GMS organization. Ms. Peck led our strategic planning process and led our Business Development group in reaching the agreement to acquire the assets of Abbott Animal Health. Under Ms. Peck’s leadership, our Diagnostics business completed an 18-month turnaround, achieving 12% revenue growth overall and double-digit growth in all regions.

Clinton A. Lewis, Jr., Executive Vice President and President, U.S. Operations. Under Mr. Lewis’ leadership, our U.S. business surpassed its 2014 revenue and income targets, with improved gross and operating margins over 2013 levels, while growing our U.S. business faster than the market overall and in each species. Mr. Lewis also leads our Global Genetics business. Under Mr. Lewis’ leadership, our Global Genetics business achieved profitability ahead of the schedule laid out in the company’s long-range operating plan.

Dr. Catherine A. Knupp, Executive Vice President and President, Research and Development. Dr. Knupp leads our global R&D function. In 2014, under her leadership, we received a number of high priority approvals, in some instances months ahead of schedule. Dr. Knupp made significant contributions to Zoetis’ P&L through the effective management of the company’s R&D spend, while accelerating key pipeline projects and expanding the company’s research presence and capabilities in growth markets.

NEO AIP Decisions

In February 2015, the Committee (and, in the case of the CEO, the Board of Directors) determined the amount of annual incentive earned by each of our NEOs and approved the final payouts to each executive for 2014. Zoetis’ NEOs’ 2014 annual incentive awards were based on:

—	the financial performance of Zoetis (measured against targets for revenue, adjusted diluted EPS and the cash metric);

—	the financial performance of their respective region/business unit/function measured by annual budgets for revenue and income before adjustments (as applicable);

—	the achievement of selected strategic and operational goals for their respective region/business unit/function; and

—

an assessment of each executive’s individual performance relative to each executive’s performance objectives (described above), including an assessment of whether such performance objectives were achieved in alignment

ZOETIS 2015 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

with our Core Beliefs, which define the values and behaviors that we expect all Zoetis employees, including our NEOs, to exhibit in carrying out their responsibilities.

The 2014 AIP target amounts are prorated to reflect base salary increases received during the year. The 2014 AIP awards for our NEOs, reflecting the Committee’s assessment of their performance in 2014 (and, in the case of our CEO, the Board of Director’s assessment of his performance in 2014) are shown in the table below.

Named Executive Officer	2014 Period	Base Pay	Pro-rata Base Pay	AIP Target % of Base Pay	AIP Target Amount	AIP Award % of Target	AIP Award Paid
Juan Ramón Alaix	January 1 — March 31	$900,000	$225,000	110%	$247,500
	April 1 — December 31	$1,100,000	$825,000	115%	$948,750
			$1,050,000	114%	$1,196,250	115%	$1,375,700
Paul S. Herendeen (1)	September 2 — 30	$630,000	$50,114	70%	$35,080
	October 1 — December 31	$630,000	$157,500	70%	$110,250
			$207,614	70%	$145,330	115%	$167,130
Kristin C. Peck	January 1 — March 31	$605,000	$151,250	70%	$105,875
	April 1 — December 31	$625,500	$469,125	70%	$328,388
			$620,375	70%	$434,263	113%	$490,717
Clinton A. Lewis, Jr.	January 1 — March 31	$400,000	$100,000	65%	$65,000
	April 1 — December 31	$468,500	$351,375	65%	$228,394
			$451,375	65%	$293,394	120%	$352,073
Catherine A. Knupp	January 1 — March 31	$400,000	$100,000	65%	$65,000
	April 1 — December 31	$468,500	$351,375	65%	$228,394
			$451,375	65%	$293,394	120%	$352,073
Glenn C. David	January 1 — March 31	$335,400	$83,850	45%	$37,733
	April 1 — August 31	$345,462	$143,943	45%	$64,774
	September 1 — December 31	$400,000	$133,333	50%	$66,667
			$361,126	47%	$169,173	133%	$225,000
Richard A. Passov (1)	January 1 — March 31	$615,000	$153,750	70%	$107,625
	April 1 — April 30	$635,800	$52,983	70%	$37,088
							$445,060	(2)

(1)	Mr. Herendeen’s and Mr. Passov’s amounts reflect partial year employment.

(2)	Mr. Passov was paid his annualized target amount of $445,060 for his 2014 AIP in accordance with the Executive Severance Plan, on April 30, 2014.

Long-Term Incentives (“LTI”)

Our 2013 Equity and Incentive Plan (the “Equity Plan”) is a comprehensive long-term incentive compensation plan that permits us to grant both equity-based and non-equity based long-term compensation awards to employees and directors. The Committee believes that long-term equity-based incentive awards align the interests of management with our shareholders and focus management on our long-term growth. In addition, the Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success. In determining the size of equity-based grants, the Committee considers the number of shares available under the Equity Plan, the potential dilutive impact of such grants on our shareholders, the individual’s position with us, the appropriate allocation of such grants based on past and projected individual and corporate performance, and the level of grants awarded by our peers to similarly situated executives.

In 2014, long-term incentive values were delivered to the NEOs, other ZET members and other eligible employees of Zoetis generally through a mix of 50% stock options and 50% RSUs5. We believe that the mix of stock options (which have

[5]	From time to time, grants comprised solely of RSUs may be made in the context of recruiting (e.g., RSUs may be used to make up for forfeited long-term incentives at the prior employer).

32	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

value only if there is an increase in the value of our stock) and RSUs (which focus our executives on sustained growth) that was delivered in 2014 supports our pay-for-performance objective by tying awards to shareholder value accretion.

These awards are subject to three-year cliff vesting, meaning that the awards vest in full on the third anniversary of the date of grant, subject to continued employment through the vesting date (however accelerated vesting provisions apply for certain termination conditions, such as retirement, death, disability, restructuring and change in control).

Stock Options. We view stock options as a form of long-term incentive that will focus and reward executives for increasing our stock price. If the stock price does not increase from the level at the date of the grant, the stock options will have no value to the executives.

We believe that stock options:

—	encourage our executives to focus on decisions that will lead to increases in the stock price for the long-term; and

—	are an effective retention tool, since executives generally must remain with the company for three years following the date of the grant before they can exercise the stock options, and the options have a ten-year term from the date of the grant.

Restricted Stock Units. RSUs provide executives with the right to receive shares of our stock at the end of the three-year cliff-vesting period. Dividend equivalents are applied during the vesting period to outstanding RSUs and any additional RSUs credited in connection with prior dividend equivalents, and are paid out in shares of our stock at the same time the associated RSUs are paid out.

We view RSUs as being effective in achieving several objectives:

—	aligning the interests of executives with those of shareholders over the vesting period;

—	retaining executive talent; and

—	encouraging stock ownership by delivering shares upon settlement.

NEO LTI Decisions

Our NEOs typically receive equity-based grants as part of our annual grant of long-term incentive awards which occurs during the first quarter of each year. Although it is infrequent, NEOs may receive interim awards in certain extraordinary situations. For example, in 2014, Mr. Herendeen received an equity-based award upon the commencement of his employment with the company on September 2, 2014, in the form of stock options and RSUs, each weighted equally. Also on this date, Mr. David received an award to recognize his achievements for the period he served as Acting CFO, in the form of RSUs.

The following table sets forth the long-term incentive awards delivered to our NEOs in 2014. In determining the number of awards issued, the value of RSUs is divided by the grant date closing price of Zoetis common shares (rounded down to the nearest whole number), and the option value is divided by the Zoetis Black-Scholes value as of the grant date (rounded down to the nearest whole number).

Named Executive Officer	Total Long-Term Incentive Value	Stock Option Value	RSU Value	# of Stock Options Granted	# of RSUs Granted
Juan Ramón Alaix	$5,000,000	$2,500,000	$2,500,000	312,109	80,932
Paul S. Herendeen	$875,000	$437,500	$437,500	50,636	12,330
Kristin C. Peck	$1,260,000	$630,000	$630,000	78,651	20,394
Clinton A. Lewis, Jr.	$750,000	$375,000	$375,000	46,816	12,139
Catherine A. Knupp	$750,000	$375,000	$375,000	46,816	12,139
Glenn C. David	$412,500	$131,250	$281,250	16,385	8,475
Richard A. Passov *	$1,600,000	$800,000	$800,000	99,875	25,898

*	Mr. Passov’s 2014 long-term incentive award was forfeited upon the termination of his employment with the company on April 30, 2014.

ZOETIS 2015 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

Retirement Benefits

Our NEOs receive retirement benefits through Zoetis’ U.S. Savings Plan. The Savings Plan is a tax-qualified 401(k) savings plan available to all eligible U.S. employees. Participants may elect to contribute up to 60% of their salary and annual incentive payment to the Savings Plan, subject to Internal Revenue Code limitations. We match 100% of the employee contribution, up to 5% of each eligible employee’s pay. We may also contribute a discretionary profit sharing amount of up to 8% of each eligible employee’s pay (subject to Internal Revenue Code limitations). For 2014, we contributed 4% of each eligible employee’s pay (including the NEOs) as a profit sharing contribution.

To the extent the Internal Revenue Code limitations are exceeded, our Supplemental Savings Plan is a non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan but could not be contributed due to Internal Revenue Code limitations on the amount of compensation that may be taken into account under a tax-qualified plan ($260,000 for 2014). Eligible employees, including all of our NEOs, may elect to defer up to 30% of the amount by which their salary and annual incentive payment exceeds this compensation limit. We match these deferrals at the same rate as under the Savings Plan, 100% match up to 5% of pay. In addition, our NEOs and certain other executives may elect to defer up to an additional 60% of the amount of their annual incentive payment that is over the Internal Revenue Code 401(a)17 limit. We do not match these additional deferrals. If an employee’s profit sharing contribution to the Savings Plan is limited by the compensation or contribution limit, the portion that the employee was not able to receive in the Savings Plan is credited to the employee’s account in the Supplemental Savings Plan.

Severance

The Zoetis Executive Severance Plan covers our NEOs, ZET members, and certain other executives. We do not maintain individual employment agreements with our executives. The plan provides for payment of severance benefits in the event of an involuntary termination of employment (other than for Cause) that is not in connection with a change in control, and a higher level of benefits in the event of an involuntary termination of employment (other than for Cause) or a termination for “good reason” that is in connection with or within 24 months after a change in control. The amounts payable under the plan are as follows:

	Severance (Base Salary)	Continued Health and Life Insurance (at active employee cost)	Annual Incentive
Non-Change in Control Severance
CEO	18 months	12 months	1.5x target
Other Participants	12 months	12 months	1x target
Change in Control Severance
CEO	30 months	18 months	2.5x target
Other Participants	24 months	18 months	2x target

The salary payments are made as salary continuation in the case of a non-change in control severance, and in a lump sum in the case of a change in control severance. The annual incentive payments are made in a lump sum under both circumstances. In addition to the benefits reflected in the table, we provide outplacement services to plan participants. All benefits under the plan are subject to the participant’s execution of a general release of all claims against the company.

Mr. Passov

In connection with his termination of employment on April 30, 2014, Mr. Passov became entitled to receive the payments and benefits described below. These payments and benefits were provided in accordance with the terms and conditions applicable to other similarly situated executives under the Zoetis Executive Severance Plan and the Equity Plan, as described in this CD&A.

34	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

Under the Executive Severance Plan, Mr. Passov became entitled to receive the following upon his termination of employment: (i) a payment equal to 12 months’ base salary as in effect as of the date of his termination of employment ($635,800), payable over the 12 month period ending April 30, 2015, (ii) a lump-sum payment equal to his annualized 2014 target annual incentive of $445,060, paid on the date of Mr. Passov’s termination of employment, (iii) company-subsidized health and life insurance benefits for the 12 months following the date of his termination of employment (i.e., through April 30, 2015) and outplacement services, and (iv) a payment equal to $15,479 in respect of Mr. Passov’s unused vacation, paid on the date of Mr. Passov’s termination of employment.

Mr. Passov’s long-term incentive awards were subject to the following treatment, as prescribed for all retirement-eligible participants under the Equity Plan and as provided in Mr. Passov’s long-term incentive award agreements:

—	Mr. Passov’s long-term incentive awards granted in 2014 were forfeited upon his termination of employment.

—	With respect to his long-term incentive awards granted in 2013, as a retirement-eligible employee:

¡	Mr. Passov’s stock options continued to vest following his termination of employment on their original vesting schedule (subject to the terms and conditions of the Equity Plan and applicable stock option award agreements); and

¡	Mr. Passov vested in a pro rated portion of his outstanding RSUs, including dividend equivalent units underlying such RSUs, based on the number of days that he was an active employee during the applicable vesting period, and any RSUs that did not so vest were forfeited upon his termination of employment.

The payments and benefits described above are consistent with, and not in excess of, the payments and benefits available to all other similarly situated retirement-eligible executives of the company upon an involuntary termination of employment not in connection with a change in control under the Zoetis Executive Severance Plan and the Equity Plan.

CORPORATE GOVERNANCE POLICIES

Stock Ownership and Holding Requirements

Our share ownership guidelines encourage our NEOs to own and maintain a substantial stake in the company. Our guidelines are established as a multiple of each executive’s base salary. In assessing compliance with the guidelines, we count shares held outright, unvested restricted stock or RSUs, and shares held in benefit plans. On October 2, 2014, the Committee updated these guidelines to align the base salary multiple for all executives (other than the CEO) at three times their base salary. The CEO’s share ownership guideline remains at five times his base salary. For 2014, two of our NEOs, Mr. Lewis and Dr. Knupp, have had their share ownership guideline increased from two times their base salary to three times their base salary. With this alignment, our guidelines by executive level are as follows:

—	Mr. Alaix: 5 times base salary

—	NEOs other than Mr. Alaix: 3 times base salary

—	All other ZET members: 3 times base salary

The executives must achieve the guideline before they can sell any shares acquired upon the exercise of options or the vesting of other awards, other than shares sold to satisfy the exercise price of stock options or taxes due upon the exercise of options or the vesting of shares. Our NEOs (and all other ZET members) will have five years from the establishment of the guidelines to achieve the share ownership requirement.

Anti-Hedging and Anti-Pledging Policies

Zoetis maintains a policy prohibiting any of our directors or employees, including the NEOs, from “hedging” their ownership in shares of our common stock or other equity-based interests in our company, including by engaging in short sales or trading in derivative securities relating to our common stock. Zoetis also maintains a policy prohibiting any of our directors or employees, including the NEOs, from pledging Zoetis shares as collateral for loans or for any other purpose.

ZOETIS 2015 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

Claw-back Policy

Zoetis maintains a claw-back policy under which the Committee may, to the extent permitted by law, make retroactive adjustments to any cash-based or equity-based incentive compensation paid to employees, including our NEOs, where the payment was predicated upon the achievement of specified financial results that are the subject of a subsequent restatement, or where employees were found to have altered financial or operational results used to determine award values. The intent of the policy is to enable the company to recover any amount determined by the Committee to have been inappropriately received by the employee.

COMPENSATION RISK ASSESSMENT

In 2014, the Committee considered whether the company’s compensation policies and practices for its employees, including the NEOs, create risks that are reasonably likely to have a material adverse effect on the company.

In evaluating a compensation risk assessment that was conducted by Compensation Advisory Partners, LLC, management’s compensation consultant, and reviewed by the Committee’s independent executive compensation consultant, the Committee considered the following: (i) the mix of cash and equity compensation, which is balanced with a strong emphasis on long-term awards, (ii) goals and objectives of the company’s compensation programs, reflecting both quantitative and qualitative performance measures and avoiding excessive weight on a single performance measure, (iii) equity compensation granted in the form of both stock options and restricted stock units to provide greater incentive to create and preserve long-term shareholder value, (iv) regular review of comparative compensation data to maintain competitive compensation levels in light of the company’s industry, size and performance, (v) the company’s minimum stock ownership guidelines, which ensure that executive officers have a meaningful direct ownership stake in the company and align executive officers with long-term shareholder interests, (vi) the company’s restrictions on engaging in hedging transactions in the company’s securities, and (vii) the company’s claw-back policy.

Based on its evaluation in 2014, the Committee has determined, in its reasonable business judgment, that the company’s compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse impact on the company and instead promote behaviors that support long-term sustainability and shareholder value creation.

TAX DEDUCTIBILITY OF NEO COMPENSATION

Section 162(m) of the Internal Revenue Code generally disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers unless the compensation is “qualified performance-based compensation” under that section.

Certain of our compensation and benefit plans are designed to permit us to grant awards that may qualify as “qualified performance-based compensation”; however, it is possible that awards intended to qualify for the tax deduction may not so qualify if all requirements of the “qualified performance-based compensation” exemption are not met. Furthermore, although the Committee may take action intended to limit the impact of Section 162(m) of the Internal Revenue Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Committee believes that the tax deduction limitation should not be permitted to compromise the ability to design and maintain executive compensation arrangements that will attract and retain executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

36	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DECISIONS FOR 2015

Several changes to our compensation program were approved for 2015:

The Committee approved the addition of a performance-vesting award (“Performance Award”) to our long-term incentive program beginning with our 2015 annual grants. We believe the addition of a performance-based component to the long-term incentive program will further enhance the tie between pay and performance in our compensation model and promote increased alignment of our NEOs’ interests with those of our shareholders. The Performance Awards will have the following features:

—	A three-year performance period with payout potential ranging from 0%—200%, depending upon the extent to which the established performance metrics are achieved;

—	The performance metric for the 2015 – 2017 performance period will be the company’s Total Shareholder Return (“TSR”) relative to the TSR performance of the companies comprising the Standard & Poor’s (S&P) 500 index as of December 31, 2014;

—	Approximately 200 senior leaders of the company, including the NEOs, will be eligible for the Performance Award. The Performance Award will comprise one-third of the value of each senior leader’s long-term incentive award beginning with the 2015 grant.

In addition to adding Performance Awards for senior leaders, the Committee approved a change to the types of long-term incentive vehicles that we grant to other Zoetis employees who are eligible for long-term incentives:

—	In general, through 2014 employees eligible for long-term incentives, including the NEOs, received the value of their long-term incentive awards as a mix of 50% stock options and 50% RSUs;

—	Beginning with our 2015 annual grant:

¡	eligible senior leaders, comprising approximately 200 employees including the NEOs, will receive their long-term incentive award in the form of stock options, RSUs and Performance Awards, each representing one-third of the total award; and

¡	Zoetis employees below the senior leader level who are eligible for long-term incentives will receive their long-term incentive award 100% in the form of RSUs.

—	These changes will serve as a valuable retention vehicle for the company’s key talent (including at levels below the level of the NEOs) and will further motivate our senior leaders to focus their performance on the long-term goals of the company and align their interests with those of our shareholders.

The Zoetis Board of Directors approved the Zoetis Equity Deferral Plan which allows the most senior leaders of the company (approximately 15 employees, including the NEOs) to defer the receipt of common stock upon vesting of future grants of RSUs and Performance Awards. Participation in this plan is voluntary. Key points of this plan include:

—	Participants may elect to defer the full amount of common stock to be received upon vesting, or a lesser amount in 25% increments;

—	Participants may elect to receive their deferred shares upon employment termination in a lump sum or in annual installments (special provisions provide for situations such as death or disability, or to comply with IRS regulations, as described more fully in the plan);

—	Election decisions must be made by the end of the year before RSUs are granted, and by the end of the second year of a three-year performance period for Performance Awards.

ZOETIS 2015 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Zoetis Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Zoetis Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A filed with the SEC.

THE COMPENSATION COMMITTEE

Robert W. Scully, Chair

Sanjay Khosla

Gregory Norden

Louise M. Parent

38	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

The following tables summarize our NEO compensation:

1.	Summary Compensation Table. The Summary Compensation Table summarizes the compensation earned by or paid to our NEOs for the fiscal years ended December 31, 2014, 2013, and 2012, including salary earned, annual incentive plan payments, the aggregate grant date fair value of stock awards and option awards granted to our NEOs, and all other compensation paid to our NEOs.

2.	2014 Grants of Plan-Based Awards Table. The 2014 Grants of Plan-Based Awards Table summarizes all grants of plan-based awards made to our NEOs for the fiscal year ended December 31, 2014.

3.	Outstanding Equity Awards at 2014 Fiscal Year-End Table. The 2014 Outstanding Equity Awards at Fiscal Year-End Table summarizes the unvested stock awards and all stock options held by our NEOs as of December 31, 2014.

4.	2014 Option Exercises and Stock Vested Table. The 2014 Option Exercises and Stock Vested Table summarizes our NEOs’ option exercises and stock award vesting during the fiscal year ended December 31, 2014.

5.	2014 Non-Qualified Deferred Compensation Table. The 2014 Non-Qualified Deferred Compensation Table summarizes the activity during 2014 and account balances under our Supplemental Savings Plan as of December 31, 2014.

6.	Potential Payments upon Employment Termination Table. The Potential Payments upon Employment Termination Table summarizes payments and benefits that would be made to our NEOs in the event of certain employment terminations, assuming such terminations occurred on December 31, 2014.

ZOETIS 2015 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name	Year(1)		Salary ($)	Bonus ($)		Stock Awards(7) ($)		Option Awards(8) ($)	Non-Equity Incentive Plan Compensation(9) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(10) ($)	All Other Compensation(11) ($)		Total ($)
Juan Ramón Alaix	2014		1,050,000			2,499,989		2,499,993	1,375,700	0	211,044		7,636,726
Chief Executive Officer	2013		825,000			2,464,437		1,999,995	1,218,000	0	110,929	(12)	6,618,361
	2012		613,533			438,013		441,787	500,000	458,739	49,559		2,501,631
Paul S. Herendeen	2014	(2)	207,614			437,468		437,495	167,130	0	18,686		1,268,393
Executive Vice President and Chief Financial Officer
Kristin C. Peck	2014		620,375			629,971		629,995	490,717	0	96,847		2,467,905
Executive Vice President and	2013		605,000			1,601,562		559,994	443,000	0	91,466	(12)	3,301,022
Group President	2012		526,250	250,000	(5)	421,189		424,843	396,000	208,815	51,316		2,278,413
Clinton A. Lewis, Jr.	2014		451,375			374,974		374,996	352,073	0	67,575		1,620,993
Executive Vice President and	2013		400,000			919,000		300,000	300,000	0	51,904	(12)	1,970,904
President, U.S. Operations	2012		373,800			428,837		129,951	174,900	261,964	13,946		1,383,398
Catherine A. Knupp	2014		451,375			374,974		374,996	352,073	0	67,278		1,620,696
Executive Vice President and	2013		400,000			909,844		300,000	280,000	0	48,931	(12)	1,938,775
President, R&D	2012		362,733			423,874		124,954	174,900	196,166	25,375		1,308,002
Glenn C. David	2014	(3)	361,126	75,000	(6)	281,195	(6)	131,244	225,000	0	51,623		1,125,188
Former Acting Chief
Financial Officer
Richard A. Passov	2014	(4)	206,733			799,989		799,999	0	0	1,187,000		2,993,721
Former Executive Vice	2013		615,000			1,031,599		699,998	443,000	0	83,449	(12)	2,873,046
President and Chief	2012		587,875			297,322		299,889	309,300	264,300	42,729		1,801,415
Financial Officer

(1)	Although Zoetis was a separate company for only 11 months in 2013, the amounts shown in the “Salary” column in 2013 represent the full year 2013 earnings. The amounts shown for 2012 were earned while Zoetis was wholly owned by Pfizer.

(2)	Mr. Herendeen’s amounts in the table above reflect partial year cash compensation as he was hired on September 2, 2014.

(3)	Mr. David served as Acting CFO from April 22, 2014, through September 1, 2014.

(4)	Mr. Passov served as CFO through April 21, 2014. The amounts shown for 2014 reflect his compensation through his termination of employment date of April 30, 2014, including severance payments. Mr. Passov received an RSU grant and a stock option award on March 4, 2014. However, the March 4, 2014 long-term incentive awards were forfeited upon his termination of employment. Mr. Passov’s severance payments are shown under “All Other Compensation” and are discussed in more detail in Note 11.

(5)	The amount shown in the “Bonus” column for Ms. Peck in 2012 is a one-time bonus paid by Pfizer in recognition of her leadership and efforts related to Pfizer’s sale of the Pfizer Nutrition business.

(6)	Upon completion of Mr. David’s service as Acting CFO, he was paid a one-time bonus which is shown in the “Bonus” column and Mr. David also received an RSU grant of $149,974, which is included in the “Stock Awards” column.

(7)	The amounts shown in the “Stock Awards” column represent the aggregate grant date fair values for the RSUs granted by Zoetis in 2014 and 2013 (including Zoetis replacement RSU grants in 2013 provided to make up for Pfizer equity awards that were forfeited upon Zoetis’ separation from Pfizer), as well as Pfizer RSUs and Performance Share Awards (“PSAs”) granted by Pfizer in 2012. The table below shows the Pfizer equity awards that were forfeited by the NEOs (who were former employees of Pfizer) in 2013 and replaced by Zoetis RSU grants (“Replacement RSUs”) in August 2013, some of which are reflected in the “Stock Awards” and “Option Awards” columns for 2012. Further information regarding the 2014 awards is included in the 2014 Grants of Plan-Based Awards Table and the 2014 Outstanding Equity Awards at Fiscal Year-End Table. The aggregate grant date fair values have been determined in accordance with FASB ACS Topic 718 based on the assumptions and methodologies set forth in Note 14 to Zoetis’ 2014 Annual Report on Form 10-K, filed with the SEC on February 27, 2015.

40	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

	Number of Pfizer Units Forfeited			Number of Replacement RSUs	Grant Date Value of Replacement RSUs ($)
Name	RSUs	PSAs	TSRUs
Juan Ramón Alaix	8,389	7,931	—	15,471	464,439
Kristin C. Peck	7,705	7,295	66,918	34,696	1,041,574
Clinton A. Lewis, Jr.	12,647	2,294	20,971	20,620	619,012
Catherine A. Knupp	12,579	2,229	20,348	20,315	609,856
Richard A. Passov	5,993	5,658	—	11,046	331,601

(8)	The amounts shown in the “Option Awards” column represent the aggregate grant date fair values of the non-qualified stock options awarded by Zoetis in 2014 and 2013, as well as Total Shareholder Return Units (“TSRUs”) awarded by Pfizer in 2012. The Pfizer TSRU awards were forfeited by some of the NEOs and replaced by Zoetis RSU grants in 2013 as shown in the table to Note 7. A Black-Scholes value of $8.01 was used to value the 2014 Zoetis stock option awards and a Black-Scholes value of $7.01 was used to value the 2013 Zoetis stock option awards. Further information regarding the 2014 awards is included in the 2014 Grants of Plan-Based Awards Table and the 2014 Outstanding Equity Awards at Fiscal Year-End Table. The aggregate grant date fair values have been determined in accordance with FASB ACS Topic 718 based on the assumptions and methodologies set forth in Note 14 to Zoetis’ 2014 Annual Report on Form 10-K, filed with the SEC on February 27, 2015.

(9)	The amounts shown in this column represent annual cash incentive awards earned by the NEOs under the Zoetis Annual Incentive Plan for 2014 and 2013, as well as under Pfizer’s Global Performance Plan for 2012.

(10)	Zoetis does not maintain a defined benefit pension plan for which any of our NEOs are eligible and does not pay “above market” interest on non-qualified deferred compensation to employees. For 2012, this column reflects pension accruals under Pfizer pension plans. The 2012 pension accrual amounts represent the difference between the December 31, 2012, and December 31, 2011, present values of age 65 accrued pensions under the Pfizer Retirement Annuity Plan and Pfizer Supplemental Retirement Plan, based on the pension plan assumptions for each year. Pfizer did not pay “above market” interest on non-qualified deferred compensation to employees, including the NEOs.

(11)	The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2014:

Name	Contributions Under the Zoetis Savings Plan (i) ($)	Contributions Under the Zoetis Supplemental Savings Plan (ii) ($)	Payments Upon Termination (iii) ($)	Other (iv) ($)	All Other Compensation ($)
Juan Ramón Alaix	10,400	191,120	—	9,524	211,044
Paul S. Herendeen	18,686	—	—	—	18,686
Kristin C. Peck	23,400	72,304	—	1,143	96,847
Clinton A. Lewis, Jr.	23,400	43,225	—	950	67,575
Catherine A. Knupp	23,400	42,424	—	1,454	67,278
Glenn C. David	23,400	27,730	—	493	51,623
Richard A. Passov	5,125	45,476	1,131,863	4,536	1,187,000

(i)	The amounts shown in this column represent the sum of profit sharing and matching contributions under the Zoetis Savings Plan (“ZSP”), a tax-qualified retirement savings plan. Under the terms of the ZSP, the company will match up to 5% of salary compensation contributed by each employee, subject to Internal Revenue Code limitations.

(ii)	The amounts shown in this column represent the sum of profit sharing and matching contributions under the Zoetis Supplemental Savings Plan (“ZSSP”). The ZSSP is discussed in more detail in the 2014 Non-Qualified Deferred Compensation Table.

(iii)	Represents the following amounts expensed during 2014 with respect to payments to Mr. Passov under the terms of the Zoetis Executive Severance Plan as a result of his departure on April 30, 2014: (a) a cash severance payment of $635,800 payable in twelve monthly installments beginning in May 2014, (b) a lump-sum cash payment of $445,060 representing his target bonus, (c) the value of continued health and group life benefits of $18,964, (d) outplacement services valued at $16,560, and (d) payment for unused vacation of $15,479.

(iv)	The amounts shown in this column represent the imputed income related to Zoetis’ group term life insurance coverage in excess of $50,000, as well as the fractional share value of RSUs that vested in 2014.

(12)	2013 All Other Compensation is restated to include the following ZSSP company match contributions that were applicable to 2013 and paid in 2014, but were omitted from the 2013 Summary Compensation Table: $11,250 for Mr. Alaix; $7,563 for Ms. Peck; $5,000 for Mr. Lewis; $4,000 for Dr. Knupp; and $7,687 for Mr. Passov.

ZOETIS 2015 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

2014 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about non-equity incentive awards and long-term incentive awards granted to our NEOs during the fiscal year ended December 31, 2014.

			Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Named	Award	Grant Date		Threshold ($)	Target ($)		Maximum ($)
Juan Ramón Alaix	Annual Incentive			0	1,196,250		2,392,500
	Stock Options (3)	3/4/2014	3/4/2014						312,109	30.89		2,499,993
	Restricted Stock Units (3)	3/4/2014	3/4/2014					80,932			30.89	2,499,989
Paul S. Herendeen	Annual Incentive			0	145,330	(5)	290,660
	Stock Options (3)	9/2/2014	7/30/2014						50,636	35.48		437,495
	Restricted Stock Units (3)	9/2/2014	7/30/2014					12,330			35.48	437,468
Kristin C. Peck	Annual Incentive			0	434,263		868,525
	Stock Options (3)	3/4/2014	3/4/2014						78,651	30.89		629,995
	Restricted Stock Units (3)	3/4/2014	3/4/2014					20,394			30.89	629,971
Clinton A. Lewis, Jr.	Annual Incentive			0	293,394		586,788
	Stock Options (3)	3/4/2014	3/4/2014						46,816	30.89		374,996
	Restricted Stock Units (3)	3/4/2014	3/4/2014					12,139			30.89	374,974
Catherine A. Knupp	Annual Incentive			0	293,394		586,788
	Stock Options (3)	3/4/2014	3/4/2014						46,816	30.89		374,996
	Restricted Stock Units (3)	3/4/2014	3/4/2014					12,139			30.89	374,974
Glenn C. David	Annual Incentive			0	169,173		338,347
	Stock Options (3)	3/4/2014	3/4/2014						16,385	30.89		131,244
	Restricted Stock Units (3)	3/4/2014	3/4/2014					4,248			30.89	131,221
	Restricted Stock Units (3)	9/2/2014	8/25/2014					4,227			35.48	149,974
Richard A. Passov	Annual Incentive			0	144,713	(5)	289,427
	Stock Options (4)	3/4/2014	3/4/2014						99,875	30.89		799,999
	Restricted Stock Units (4)	3/4/2014	3/4/2014					25,898			30.89	799,989

(1)	The amounts represent the threshold, target and maximum non-equity incentive plan awards under the Zoetis Annual Incentive Plan for 2014.

(2)	The amounts shown in this column represent the award values as of the grant dates, computed in accordance with FASB ASC Topic 718. The value of the RSUs is shown at the Zoetis closing stock price of $30.89 on March 4, 2014, and the Zoetis closing stock price of $35.48 on September 2, 2014. The value of the stock options are shown using a Black-Scholes value of $8.01 as of March 4, 2014, and a Black-Scholes value of $8.64 as of September 2, 2014. Zoetis’ closing stock price was $43.03 on December 31, 2014. For each Named Executive Officer, the values of the March 4, 2014, stock option and RSU awards were intended to be equally weighted prior to their conversion to units; however, there are slight differences in value due to rounding down to the next lowest whole unit.

(3)	These Zoetis stock option and RSU awards are subject to three-year cliff vesting and vest 100% on the third anniversary of the grant date.

(4)	These stock options and RSU awards were forfeited upon Mr. Passov’s departure from the Company on April 30, 2014.

(5)	These target amounts reflect the period that Mr. Herendeen and Mr. Passov were employed by Zoetis during 2014.

42	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table summarizes the Zoetis equity-based long-term incentive awards made to our NEOs that were outstanding as of December 31, 2014.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Juan Ramón Alaix	1/31/2013		285,306	(3)	26.00	(4)	1/31/2023	78,066	(3)	3,359,170
	8/15/2013							11,343	(5)	488,096
	3/4/2014		312,109	(3)	30.89		3/3/2024	81,441	(3)	3,504,390
	Total	—	597,415					170,850		7,351,656
Paul S. Herendeen	9/2/2014		50,636	(3)	35.48		9/1/2024	12,353	(3)	531,533
	Total	—	50,636					12,353		531,533
Kristin C. Peck	1/31/2013		79,885	(3)	26.00	(4)	1/31/2023	21,858	(3)	940,548
	8/15/2013							10,909	(5)	469,395
	8/15/2013							20,694	(7)	890,472
	3/4/2014		78,651	(3)	30.89		3/3/2024	20,522	(3)	883,069
	Total	—	158,536					73,983		3,183,484
Clinton A. Lewis, Jr.	1/31/2013		42,796	(3)	26.00	(4)	1/31/2023	11,709	(3)	503,856
	8/15/2013							3,336	(5)	143,563
	8/15/2013							9,795	(6)	421,468
	8/15/2013							6,525	(7)	280,776
	3/4/2014		46,816	(3)	30.89		3/3/2024	12,215	(3)	525,624
	Total	—	89,612					43,580		1,875,287
Catherine A. Knupp	1/31/2013		42,796	(3)	26.00	(4)	1/31/2023	11,709	(3)	503,856
	8/15/2013							3,208	(5)	138,039
	8/15/2013							9,795	(6)	421,468
	8/15/2013							6,345	(7)	273,034
	3/4/2014		46,816	(3)	30.89		3/3/2024	12,215	(3)	525,624
	Total	—	89,612					43,272		1,862,021
Glenn C. David	1/31/2013		14,265	(3)	26.00	(4)	1/31/2023	3,903	(3)	167,952
	3/4/2014		16,385	(3)	30.89		3/3/2024	4,275	(3)	183,940
	9/2/2014							4,235	(3)	182,221
	Total	—	30,650					12,413		534,113
Richard A. Passov	1/31/2013		99,857	(3)	26.00	(4)	1/31/2023
	Total	—	99,857					0		0

(1)	These amounts are shown rounded to the nearest whole unit and include accrued dividend equivalent units.

(2)	Based on Zoetis’ closing stock price on December 31, 2014, of $43.03.

(3)	These Zoetis stock option and RSU awards are subject to a three-year cliff vesting schedule and vest 100% on the third anniversary of the grant date. RSU awards include dividend equivalent units applied after the grant date.

(4)	Zoetis’ IPO stock price on February 1, 2013.

(5)	These Zoetis RSUs, which include dividend equivalent units applied after the grant date, were provided to replace forfeited Pfizer equity awards, and vest on February 23, 2015.

(6)	These Zoetis RSUs, which include dividend equivalent units applied after the grant date, were provided to replace forfeited Pfizer equity awards, and vest on December 31, 2015.

(7)	These Zoetis RSUs, which include dividend equivalent units applied after the grant date, were provided to replace forfeited Pfizer equity awards, and vest on August 15, 2016.

ZOETIS 2015 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

2014 OUTSTANDING PFIZER EQUITY AWARDS AT FISCAL YEAR-END

Certain NEOs were Pfizer employees at the time of Zoetis’ Initial Public Offering in February 2013 and continue to hold Pfizer equity-based long-term incentive awards. The following table summarizes the Pfizer equity-based long-term incentive awards outstanding as of December 31, 2014, held by the NEOs.

		Pfizer Option/TSRU Awards						Pfizer Stock Awards
Name (a)	Grant Date/ Performance Share Period	Number of Securities Underlying Unexercised Options Exercisable (b) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised TSRUs Vested (c) (d) (#)	Number of Securities Underlying Unexercised TSRUs Unvested (d) (#)	Option/ TSRU Exercise Price ($)	Option/ TSRU Expiration Date	Number of Shares or Units of Stock That Have Not Vested (d)(e) (#)		Market Value of Shares or Units of Stock That Have Not Vested (g) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (d) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested (g) ($)
Juan Ramón Alaix	2/25/2010			36,599		17.69	2/25/2015
	2/24/2011			42,348		18.90	2/24/2016
	2/24/2011			35,058		18.90	2/24/2018
	2/23/2012				53,635	21.03	2/23/2017	5,090	(f)	158,544
	2/23/2012				45,468	21.03	2/23/2019
	1/1/2012 -
	12/31/2014										4,627	144,131
		—		114,005	99,103			5,090		158,544	4,627	144,131
Kristin C. Peck	2/25/2010			28,857		17.69	2/25/2015
	2/24/2011			26,534		18.90	2/24/2016
	2/24/2011			21,966		18.90	2/24/2018
	2/23/2012			22,916		21.03	2/23/2017
	2/23/2012			19,427		21.03	2/23/2019
	1/1/2012 -
	12/31/2014										4,449	138,586
		—		119,700	—			—		—	4,449	138,586
Clinton A. Lewis, Jr.	2/25/2010			11,655		17.69	2/25/2015
	2/24/2011			9,071		18.90	2/24/2016
	2/24/2011			7,510		18.90	2/24/2018
	2/23/2012			7,010		21.03	2/23/2017
	2/23/2012			5,942		21.03	2/23/2019
	1/1/2012 -
	12/31/2014										1,361	42,395
		—		41,188	—			—		—	1,361	42,395
Catherine A. Knupp	2/25/2010			10,417		17.69	2/25/2015
	2/24/2011			9,071		18.90	2/24/2016
	2/24/2011			7,510		18.90	2/24/2018
	2/23/2012			6,740		21.03	2/23/2017
	2/23/2012			5,714		21.03	2/23/2019
	1/1/2012 -
	12/31/2014										1,308	40,744
		—		39,452	—			—		—	1,308	40,744

44	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

		Pfizer Option/TSRU Awards						Pfizer Stock Awards
Name (a)	Grant Date/ Performance Share Period	Number of Securities Underlying Unexercised Options Exercisable (b) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised TSRUs Vested (c) (d) (#)	Number of Securities Underlying Unexercised TSRUs Unvested (d) (#)	Option/ TSRU Exercise Price ($)	Option/ TSRU Expiration Date	Number of Shares or Units of Stock That Have Not Vested (d)(e) (#)		Market Value of Shares or Units of Stock That Have Not Vested (g) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (d) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested (g) ($)
Glenn C. David	2/27/2007	10,000				25.87	6/24/2016
	2/28/2008	11,000				22.55	6/24/2016
	2/24/2011	15,362				18.90	6/24/2016
	2/23/2012	16,005				21.03	6/24/2016
Richard A. Passov	2/25/2010			32,939		17.69	2/25/2015
	2/24/2011			34,171		18.90	2/24/2016
	2/24/2011			28,288		18.90	2/24/2018
	2/23/2012				36,408	21.03	2/23/2017	3,455	(f)	107,619
	2/23/2012				30,864	21.03	2/23/2019
	1/1/2012 -
	12/31/2014										3,141	97,842
		—		95,398	67,272			3,455		107,619	3,141	97,842

(a)	Mr. Herendeen is not a former Pfizer employee and is not included in this table.

(b)	Outstanding Pfizer stock options are fully vested and expire at the earlier of June 24, 2016, or termination of employment from Zoetis.

(c)	Outstanding Pfizer Total Shareholder Return Units (“TSRUs”) vested in accordance with the schedule below:

Grant Date	Vesting
2/25/2010	These Pfizer TSRUs vested on 2/25/2013 and become payable on 2/25/2015.
2/24/2011	These Pfizer TSRUs vested on 6/24/2013 upon Zoetis’ separation from Pfizer. A portion becomes payable on 2/24/2016 and a portion becomes payable on 2/24/2018.
2/23/2012	These Pfizer TSRUs vested on 6/24/2013 upon Zoetis’ separation from Pfizer. A portion becomes payable on 2/23/2017 and a portion becomes payable on 2/23/2019.

(d)	A portion of the original Pfizer 2011 and 2012 TSRUs, RSUs and PSAs to NEOs was forfeited and replaced by one-time Zoetis RSU awards on August 15, 2013. More details on the forfeited Pfizer TSRUs, RSUs and PSAs are shown in Note 7 to the Summary Compensation Table.

(e)	Includes accrued dividend equivalent units.

(f)	These Pfizer RSU awards vested on June 24, 2013, upon Zoetis’ separation from Pfizer, but will not be paid until the third anniversary of the grant date (i.e., the original vest date). These awards were not cancelled upon separation from Pfizer because Mr. Alaix and Mr. Passov were considered retirement-eligible under the terms of Pfizer’s long-term incentive plan.

(g)	Based on Pfizer’s closing stock price on December 31, 2014, of $31.15.

ZOETIS 2015 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

2014 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides additional information about the number and value of RSUs that vested during the year ended December 31, 2014. None of the NEOs exercised any Zoetis stock options during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (3)
Juan Ramón Alaix	—	—	4,266	(1)	126,700
Paul S. Herendeen	—	—	—		—
Kristin C. Peck	—	—	3,443	(1)	102,257
Clinton A. Lewis, Jr.	—	—	1,177	(1)	34,957
Catherine A. Knupp	—	—	1,177	(1)	34,957
Glenn C. David	—	—	—		—
Richard A. Passov	—	—	18,293	(2)	551,618

(1)	These RSU awards which were granted on August 15, 2013, were vested and were settled in Zoetis shares based on a Zoetis closing stock price of $29.70 on February 24, 2014.

(2)	On February 24, 2014, 3,443 RSUs granted on August 15, 2013, were vested and settled in Zoetis shares based on a Zoetis closing stock price on this date of $29.70. Upon Mr. Passov’s departure from the Company on April 30, 2014, 11,284 RSUs granted on February 1, 2013, and 3,566 RSUs granted on August 15, 2013, were vested and settled in Zoetis shares based on a Zoetis closing stock price on this date of $30.26.

(3)	Calculated by multiplying the number of vested RSUs by the Zoetis closing stock price on the vesting date.

2014 Pfizer Option Exercises and Stock Vested Information

Certain NEOs were Pfizer employees at the time of Zoetis’ IPO in February 2013 and continue to hold Pfizer equity-based long-term incentive awards. The table below shows Pfizer stock options that were exercised in 2014, as well as RSUs, PSAs and TSRUs that vested in 2014.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (b)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (c)
Juan Ramón Alaix	—	—	46,396	(d)	1,484,208
Kristin C. Peck	—	—	25,923	(e)	829,277
Clinton A. Lewis, Jr.	—	—	11,450	(f)	366,286
Catherine A. Knupp	—	—	9,464	(g)	302,753
Glenn C. David	3,750	20,371	—		—
Richard A. Passov	—	—	44,193	(h)	1,413,734

(a)	Mr. Herendeen is not a former Pfizer employee and is not included in this table.

(b)	Calculated by multiplying the number of shares acquired upon exercise by the difference between the exercise price and the Pfizer closing stock price on the exercise date.

(c)	Calculated by multiplying the number of vested share awards by the Pfizer closing stock price on the vesting date.

(d)	The following Pfizer long-term incentive awards vested for Mr. Alaix during 2014 and were settled in Pfizer stock at the vest date Pfizer closing stock price of $31.99: 8,316 RSUs, 27,980 TRSUs and 10,100 PSAs. Mr. Alaix’ RSUs were not cancelled because he was retirement-eligible at the time of Zoetis’ separation from Pfizer.

(e)	The following Pfizer long-term incentive awards vested for Ms. Peck during 2014 and were settled in Pfizer stock at the vest date Pfizer closing price of $31.99: 17,774 TRSUs and 8,149 PSAs.

(f)	The following Pfizer long-term incentive awards vested for Mr. Lewis during 2014 and were settled in Pfizer stock at the vest date Pfizer closing stock price of $31.99: 8,665 TRSUs and 2,785 PSAs.

(g)	The following Pfizer long-term incentive awards vested for Dr. Knupp during 2014 and were settled in Pfizer stock at the vest date Pfizer closing stock price of $31.99: 6,679 TRSUs and 2,785 PSAs.

(h)	The following Pfizer long-term incentive awards vested for Mr. Passov during 2014 and were settled in Pfizer stock at the vest date Pfizer closing stock price of $31.99: 6,710 RSUs, 29,334 TRSUs and 8,149 PSAs. Mr. Passov’s RSUs were not cancelled because he was retirement-eligible at the time of Zoetis’ separation from Pfizer.

46	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

2014 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table summarizes activity during 2014 and account balances in the Zoetis Supplemental Savings Plan (“ZSSP”) for our NEOs as of December 31, 2014. These amounts include prior non-qualified Supplemental Savings Plan balances held by NEOs when they served as executives of Pfizer, and transferred to the ZSSP.

Name	Plan (1)	Aggregate Balance at January 1, 2014 (2)(3) ($)	Executive Contributions 2014 (4) ($)	Company Contributions in 2014 (5) ($)	Aggregate Earnings in 2014 ($)	Aggregate Withdrawals/ Distributions in 2014 ($)	Aggregate Balance as of December 31, 2014 ($)
Juan Ramón Alaix	Zoetis Supplemental Savings Plan	1,654,185	939,850	191,120	238,387	—	3,023,542
Paul S. Herendeen (6)	Zoetis Supplemental Savings Plan	—	—	—	—	—	—
Kristin C. Peck	Zoetis Supplemental Savings Plan	568,230	48,203	72,304	70,705	—	759,442
Clinton A. Lewis, Jr.	Zoetis Supplemental Savings Plan	47,330	29,483	43,225	19,171	—	139,209
Catherine A. Knupp	Zoetis Supplemental Savings Plan	663,268	80,134	42,424	44,444	—	830,270
Glenn C. David	Zoetis Supplemental Savings Plan	133,351	30,113	27,730	19,124	—	210,318
Richard A. Passov	Zoetis Supplemental Savings Plan	3,051,749	303,595	45,476	164,173	—	3,564,993

(1)	The key features of the ZSSP are described in the Compensation Discussion and Analysis.

(2)	“Aggregate Balance at January 1, 2014” has been restated to include additional amounts of $11,250 for Mr. Alaix, $7,563 for Ms. Peck, $5,000 for Mr. Lewis, $4,000 for Dr. Knupp and $7,687 for Mr. Passov, that were omitted from the “Company Contributions in 2013” column of our annual proxy statement filed on April 3, 2014.

(3)	Amounts in this column that were previously reported in the Summary Compensation Table for the years 2012 and 2013 are as follows: Mr. Alaix: $838,266, Ms. Peck: $167,329, Mr. Lewis: $40,635, Dr. Knupp: $127,416 and Mr. Passov: $682,590.

(4)	Executive contribution amounts shown in this table are reflected in the “Salary” column of the Summary Compensation Table.

(5)	Company contribution amounts shown in this table include profit sharing and company matching contributions and are reflected in the “All Other Compensation” column of the Summary Compensation Table. Company contribution amounts under the tax-qualified Savings Plan are also reflected in the “All Other Compensation” column of the Summary Compensation Table but not in the table above. Aggregate earnings are not reflected in the Summary Compensation Table.

(6)	Mr. Herendeen did not participate in the Zoetis Supplemental Savings Plan as he did not exceed the Internal Revenue Code limitations of the tax-qualified Savings Plan in 2014.

ZOETIS 2015 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION TABLE

The NEOs are eligible to receive benefits under the Zoetis Executive Severance Plan which provides for payment of severance benefits in the event of an involuntary termination of employment (other than for “Cause”) that is not in connection with a change in control, and a higher level of benefits in the event of an involuntary termination of employment (other than for “Cause”) or a termination for “good reason” that is in connection with or within 24 months after a change in control. The amounts payable under the Zoetis Executive Severance Plan are summarized in the CD&A under ”Severance.”

Treatment of long-term incentive awards upon termination of employment is in accordance with the terms of the Equity Plan and the long-term incentive award agreements, as described in the footnotes to the table below.

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Zoetis Executive Severance Plan and the Equity Plan under various termination scenarios, assuming the applicable termination occurred on December 31, 2014. Payment of severance benefits is contingent upon the execution of a release agreement.

Name	Description	Without Cause: Individual Position Elimination ($)		Without Cause: Restructuring ($)		Without Cause or for Good Reason within 24 months following a Change in Control ($)		Death or Disability ($)		Retirement ($)
Juan Ramón Alaix	Severance Amount	3,547,500	(1)	3,547,500	(1)	5,912,500	(6)	—		—
	Value of Benefits Continuation	13,880	(2)	13,880	(2)	20,820	(7)	—		—
	Value of Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	7,443,884	(4)	12,198,513	(5)	15,999,420	(8)	15,999,420	(9)	7,443,884	(10)
	TOTAL	11,021,824		15,776,453		21,949,300		15,999,420		7,443,884
Paul S. Herendeen	Severance Amount	1,071,000	(1)	1,071,000	(1)	2,142,000	(6)	—		—
	Value of Benefits Continuation	19,226	(2)	19,226	(2)	28,840	(7)	—		—
	Value of Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	0		440,499	(5)	913,834	(8)	913,834	(9)	0
	TOTAL	1,106,786		1,547,285		3,101,234		913,834		0
Kristin C. Peck	Severance Amount	1,063,350	(1)	1,063,350	(1)	2,126,700	(6)	—		—
	Value of Benefits Continuation	19,495	(2)	19,495	(2)	29,242	(7)	—		—
	Value of Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	2,793,409	(4)	3,991,559	(5)	5,498,748	(8)	5,498,748	(9)	0
	TOTAL	3,892,814		5,090,964		7,671,250		5,498,748		0
Clinton A. Lewis, Jr.	Severance Amount	773,025	(1)	773,025	(1)	1,546,050	(6)	—		—
	Value of Benefits Continuation	19,187	(2)	19,187	(2)	28,780	(7)	—		—
	Value of Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	1,553,198	(4)	2,266,378	(5)	3,172,448	(8)	3,172,448	(9)	0
	TOTAL	2,361,970		3,075,150		4,763,838		3,172,448		0
Catherine A. Knupp	Severance Amount	773,025	(1)	773,025	(1)	1,546,050	(6)	—		—
	Value of Benefits Continuation	20,292	(2)	20,292	(2)	30,438	(7)	—		—
	Value of Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	1,544,657	(4)	2,257,837	(5)	3,159,184	(8)	3,159,184	(9)	0
	TOTAL	2,354,534		3,067,714		4,752,232		3,159,184		0
Glenn C. David	Severance Amount	600,000	(1)	600,000	(1)	1,200,000	(6)	—		—
	Value of Benefits Continuation	19,104	(2)	19,104	(2)	28,656	(7)	—		—
	Value of Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	350,146	(4)	619,695	(5)	975,960	(8)	975,960	(9)	0
	TOTAL	985,810		1,255,359		2,221,176		975,960		0

48	ZOETIS 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

(1)	These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 18 months’ base salary and target annual incentive for the year of termination for the CEO, and equal to 12 months’ base salary and target annual incentive for the year of termination for the other NEOs in the event of the executive’s involuntary termination of employment without Cause.

(2)	These amounts represent the cost of 12 months of active health and life insurance coverage at the levels provided to the applicable named executive officer as of the date of termination of employment and assuming no increase in the cost of coverage.

(3)	These amounts represent the program fee for outplacement services for 12 months.

(4)	These amounts represent the value of Zoetis long-term incentive awards that vest on the executive’s involuntary termination of employment without Cause due to an individual position elimination, using Zoetis’ closing stock price of $43.03 on December 31, 2014. In the event of the executive’s involuntary termination of employment without Cause due to an individual position elimination, unvested RSUs granted in 2013 vest on a pro-rata basis while unvested stock options granted in 2013 fully vest. Stock option awards granted in 2013 held by retirement-eligible employees (Mr. Alaix is retirement-eligible) will continue to vest under the original vesting schedule. Stock options and RSUs granted after 2013 are forfeited.

(5)	These amounts represent the value of Zoetis long-term incentive awards that vest on the executive’s involuntary termination of employment without Cause due to a restructuring, using Zoetis’ closing stock price of $43.03 on December 31, 2014. In the event of the executive’s involuntary termination of employment without Cause due to a restructuring, unvested stock options fully vest while unvested RSUs vest on a pro-rata basis. Stock option awards held for at least one year by retirement-eligible employees (Mr. Alaix is retirement-eligible) will continue to vest under the original vesting schedule.

(6)	These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 30 months’ base salary and target annual incentive for the year of termination for the CEO, and equal to 24 months’ base salary and target annual incentive for the year of termination for the other NEOs in the event of the executive’s involuntary termination without Cause or for Good Reason within 24 months after a change in control.

(7)	These amounts represent the cost of 18 months of active health and life insurance coverage at the levels provided to the applicable named executive officer as of the date of termination of employment and assuming no increase in the cost of coverage.

(8)	These amounts represent the value of Zoetis long-term incentive awards that vest following a change in control using Zoetis’ closing stock price of $43.03 on December 31, 2014. In the event of the executive’s involuntary termination of employment without Cause or for Good Reason within 24 months after a change in control, all unvested stock options and RSUs fully vest.

(9)	These amounts represent the value of Zoetis long-term incentive awards that vest on termination of employment due to death or disability using Zoetis’ closing stock price of $43.03 on December 31, 2014. In the event of the executive’s termination of employment due to death or disability, all unvested stock options and RSUs fully vest.

(10)	These amounts represent the value of Zoetis long-term incentive awards that vest on termination of employment due to retirement using Zoetis’ closing stock price of $43.03 on December 31, 2014. In the event of the executive’s termination of employment due to retirement, for awards held for at least one year, unvested stock options will continue to vest under the original vesting schedule while RSUs vest on a pro-rata basis.

EQUITY COMPENSATION PLANS

The following table shows shares reserved for issuance for outstanding awards granted under the company’s equity plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,236,014	(1)	$28.56	17,214,392
Equity compensation plans not approved by security holders	—		—	—
Total	7,236,014	(1)	$28.56	17,214,392

(1)	Includes 5,541,313 stock options, 71,727 shares underlying deferred stock units and 1,622,974 shares underlying restricted stock units. Deferred stock units and restricted stock units are disregarded for purposes of determining weighted average exercise price.

ZOETIS 2015 PROXY STATEMENT	49

ITEM 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten directors divided into three classes. The directors hold office for staggered terms of three years (and until their successors are elected and qualified, or until their earlier death, resignation or removal). One of the three classes is elected each year to succeed the directors whose terms are expiring.

The directors in Class II, whose terms expire at the 2015 Annual Meeting, are Sanjay Khosla, Willie M. Reed and William C. Steere, Jr. Each of these directors has been nominated by the Board of Directors, upon the recommendation of its Corporate Governance Committee, to stand for election for a term expiring at the 2018 Annual Meeting of Shareholders. Each of these nominees has consented to being named in this proxy statement as a Board nominee and to serve if elected.

Our Board of Directors recommends that you vote on your proxy card or voting instruction form “FOR” the election of each of the Board’s nominees for election — Mr. Khosla, Dr. Reed and Mr. Steere — to serve as directors of Zoetis until our 2018 Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. Unless instructed otherwise, proxy holders intend to vote the proxies received by them in response to this solicitation FOR the election of the nominees named above as directors. If any such nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to believe that any of its nominees will refuse or be unable to serve as a director if elected. If any substitute nominees are designated, we will file an amended Proxy Statement and proxy card that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised Proxy Statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

In order to be elected, a nominee must receive more votes cast “For” than “Against” his or her election. Abstentions and broker non-votes will have no effect on the outcome of the vote. See “Corporate Governance Principles and Practices — Majority Voting Standard for Director Elections” for more information about our procedures if a nominee fails to receive a majority of the votes in an uncontested election.

ITEM 1 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. KHOSLA, DR. REED AND MR. STEERE AS DIRECTORS.

50	ZOETIS 2015 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

INFORMATION ABOUT DIRECTORS

The following table sets forth certain information regarding the director nominees and the directors of the company whose terms will continue after the Annual Meeting.

Name	Age(1)	Position(s) with the Company	Term Expires
Juan Ramón Alaix	63	Chief Executive Officer and Director	2016
Frank A. D’Amelio	57	Director	2016
William F. Doyle	52	Director	2016
Sanjay Khosla	63	Director	2015	(2)
Michael B. McCallister	62	Non-Executive Chairman of the Board and Director	2016
Gregory Norden	57	Director	2017
Louise M. Parent	64	Director	2017
Willie M. Reed	60	Director	2015	(2)
Robert W. Scully	65	Director	2017
William C. Steere, Jr.	78	Director	2015	(2)

(1)	As of March 20, 2015.

(2)	Nominee for re-election at the 2015 Annual Meeting for a term expiring in 2018.

Set forth below is certain information with respect to the director nominees and continuing directors. Unless otherwise indicated, the principal occupation listed below for each person has been his or her principal occupation for the past five years. In addition, described below are each director’s particular experiences, qualifications, attributes or skills that contributed to the Board’s conclusion that the person should continue to serve as a director of the company.

BACKGROUND TO THE BOARD’S RECOMMENDATION IN FAVOR OF THE ZOETIS NOMINEES

The Corporate Governance Committee considers a number of factors and principles in determining the slate of director nominees for election to the company’s Board, as discussed in the sections titled “Corporate Governance Committee” and “Director Nominations” above. In particular, the Corporate Governance Committee and the Board consider the following when evaluating and selecting nominees: the candidate’s integrity; independence; diversity of experience; leadership ability; record of exercising sound judgment; animal health or veterinary expertise; prior government service; and prior policy-making experience involving issues affecting business, government, education, and technology, as well as other areas relevant to the company’s global business.

The Corporate Governance Committee and the Board have evaluated each of Mr. Khosla, Dr. Reed and Mr. Steere against the factors and principles Zoetis uses to select nominees for director. Based on this evaluation, the Corporate Governance Committee and the Board have concluded that it is in the best interests of Zoetis and its stockholders for each of the proposed nominees listed below to continue to serve as a director of Zoetis.

The Zoetis Board recommends that you vote on your proxy card or voting instruction form “FOR” the election of Mr. Khosla, Dr. Reed and Mr. Steere to serve as directors of Zoetis until our 2018 Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. The Board believes that these three nominees have a strong track record of being responsible stewards of stockholders’ interests and bringing extraordinarily valuable insight, perspective and expertise to the Board.

In each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led the Board to conclude that each individual should continue to serve as a director of Zoetis.

ZOETIS 2015 PROXY STATEMENT	51

ITEM 1 — ELECTION OF DIRECTORS

DIRECTOR NOMINEES

SANJAY KHOSLA Age 63 Director since June 2013

Former Executive Vice President, Mondelēz International. Mr. Khosla brings more than 35 years of international business experience from his career with food, beverage and consumer product leaders such as Mondelēz, Kraft and Unilever, where he managed various business units, particularly in developing markets. As President, Kraft Foods, Developing Markets (now Mondelēz International) from 2007 to 2013, Mr. Khosla transformed the $5 billion business to a $16 billion business, while significantly improving profitability. He also has animal health experience from his three-year tenure (2004 – 2007) as Managing Director of Fonterra Brands and Food Service, a multinational dairy cooperative based in New Zealand. Mr. Khosla serves on the boards of Best Buy, Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, and NIIT, Ltd., a company involved in technology-related educational services. Mr. Khosla holds a bachelor’s degree in electrical engineering from the Indian Institute of Technology in New Delhi. Mr. Khosla’s international business and management experience and his experience serving on the board of another public company make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Extensive international business and management experience

—	Experience in animal health industry

—	Global operational experience, including in developing markets

—	Public company director experience

WILLIE M. REED Age 60 Director since March 2014

Dean of the College of Veterinary Medicine at Purdue University since 2006. Dr. Reed has more than 30 years of experience in animal health and veterinary medicine, gained during his tenure at Purdue University and Michigan State University, and as a Diplomate of the American College of Veterinary Pathologists and Charter Diplomate of the American College of Poultry Veterinarians. Dr. Reed has served as President of the Association of American Veterinary Medical Colleges, President of the American Association of Veterinary Laboratory Diagnosticians, President of the American Association of Avian Pathologists and Chair of the American Veterinary Medical Association Council on Research. He currently serves on the American Veterinary Medical Association’s Member Services Committee. Dr. Reed has a Doctor of Veterinary Medicine degree from Tuskegee University, and a Ph.D. in Veterinary Pathology from Purdue University. Dr. Reed’s medical expertise, his deep understanding of veterinary medicines and vaccines and his leadership experience in the animal health community make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Doctorate in veterinary medicine

—	Expert in avian pathology, diagnostic medicine and infectious diseases

—	Scientific understanding of veterinary medicines and vaccines

—	Extensive leadership experience in the animal health community

52	ZOETIS 2015 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

WILLIAM C. STEERE, JR. Age 78 Director since January 2013

Chairman Emeritus of Pfizer since July 2001. Mr. Steere joined Pfizer in 1959 and held various positions, including Chief Executive Officer from 1991 until 2000, Chairman of the board of directors from 1992 until 2001, and member of the board of directors until 2011. Mr. Steere also served on the boards of Dow Jones & Company, Inc. until 2007, MetLife, Inc. until 2010 and Health Management Associates, Inc. until 2014. Mr. Steere’s extensive business and management experience, his public company board service and his knowledge of the animal health business obtained through his service with Pfizer make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Extensive senior management experience, including as former CEO of Pfizer

—	Knowledge of animal health business

—	Global business experience

—	Public company director experience

ZOETIS 2015 PROXY STATEMENT	53

ITEM 1 — ELECTION OF DIRECTORS

CONTINUING DIRECTORS

JUAN RAMÓN ALAIX Age 63 Director since July 2012

Chief Executive Officer of our company since July 2012. From 2006 to 2012 he served as President of Pfizer Animal Health, and was responsible for its overall strategic direction and financial performance. Under his leadership, the company grew to become a $4.3 billion enterprise in 2012 in over 70 countries. Mr. Alaix has 35 years’ experience in finance and management, including 20 years in the pharmaceutical industry. He joined Pfizer in 2003 and held various positions, including Regional President of Central/Southern Europe for Pfizer’s pharmaceutical business. Prior to that, Mr. Alaix held various positions with Pharmacia, including as Country President of Spain, from 1998 until Pharmacia’s acquisition by Pfizer in 2003. Earlier in his career he served in general management with Rhône-Poulenc Rorer in Spain and Belgium. In 2013, Mr. Alaix completed a two-year term as President of the International Federation for Animal Health (IFAH), and he continues to serve as a member of its board and executive committee. IFAH represents manufacturers of veterinary medicines, vaccines and other animal health products in both developed and emerging markets. A native of Spain, Mr. Alaix received a graduate degree in economics from the Universidad de Madrid. Mr. Alaix’s experience, including his knowledge and leadership of our company, his business and management experience, and his experience in the animal health industry make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Knowledge and leadership of our company as its current CEO and former President of Pfizer Animal Health

—	Experience in animal health industry

—	Global business experience

—	Background in economics

FRANK A. D’AMELIO Age 57 Director since July 2012

Executive Vice President of Business Operations and Chief Financial Officer of Pfizer since December 2010, where he serves as a member of Pfizer’s Senior Executive Leadership Team. Mr. D’Amelio joined Pfizer in September 2007 and held various positions, including Senior Vice President and Chief Financial Officer. From November 2006 to August 2007, Mr. D’Amelio held the position of Senior Executive Vice President of Integration and Chief Administrative Officer at Alcatel-Lucent, S.A., a global telecommunications equipment company. Prior to the merger of Alcatel and Lucent Technologies in 2006, Mr. D’Amelio was the Chief Operating Officer of Lucent Technologies, responsible for leading business operations, including sales, the product groups, the services business, the supply chain, information technology operations, human resources and labor relations. In 2001, he was appointed Executive Vice President and Chief Financial Officer of Lucent, where he helped lead the company through one of the most challenging periods in the telecom industry’s history and returned the company to profitability. In this role, Mr. D’Amelio was responsible for management and oversight of all financial, accounting, real estate and labor relations operations, and the operational aspects of the legal and human resources organizations. Mr. D’Amelio currently serves as a member of the board of Humana Inc., a health care company that offers a wide range of insurance products and health and welfare services, and as chair of its audit committee. He also serves on the boards of the Independent College Fund of New Jersey and the Gillen-Brewer School, and formerly served as a member of the National Advisory Board of JPMorgan Chase & Co. Mr. D’Amelio earned his MBA in Finance from St. John’s University and his bachelor’s degree in Accounting from St. Peter’s College. Mr. D’Amelio’s business, management and leadership experience and his experience serving on the board of another public company make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Extensive management experience, including as a member of Pfizer’s executive team

—	Experience in finance and accounting, including as CFO of Pfizer

—	Global business experience

—	Public company director experience

54	ZOETIS 2015 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

WILLIAM F. DOYLE Age 52 Director since February 2015

Member of Pershing Square Capital Management L.P., a registered investment advisor, since 2013, where he serves as a senior advisor focused on the healthcare industry. Since 2003, Mr. Doyle has been the Managing Partner of WFD Ventures LLC, an investor in early-stage human healthcare device, drug and service companies. Previously, as an executive at Johnson & Johnson, Mr. Doyle was a member of Johnson & Johnson’s Consumer Pharmaceuticals and Medical Devices Group Operating Committee with responsibility for licensing, acquisitions and strategy. He was also Chairman of Johnson & Johnson’s Medical Devices Research and Development Council, Worldwide President of Biosense-Webster, and a member of the internal boards of directors of Cordis Corporation and Johnson & Johnson Development Corporation (J&J’s venture capital subsidiary). Earlier, Mr. Doyle was a management consultant with McKinsey & Co. working in McKinsey’s Global Healthcare practice group. Mr. Doyle. serves as a member of the boards of several private companies, including Novocure Ltd., a company commercializing a new therapeutic modality for glioblastoma and other solid tumors; and Optinose, Inc., a developer of new therapies for migraine, nasal inflammatory disease and autism. In addition, Mr. Doyle is a member of the Dean’s Board of Advisors of Harvard Business School; Harvard Business School’s Healthcare Advisory Board; and the MIT Corporation’s visiting committee for undergraduate education. Mr. Doyle holds a bachelor’s degree in materials science and engineering from the Massachusetts Institute of Technology and an MBA from Harvard Business School. Mr. Doyle’s extensive business and management experience in the health care industry and board service make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Extensive business, operating and senior management experience, including as a member of Johnson & Johnson’s executive team

—	Experience in the global healthcare and pharmaceutical industries

—	Research and development expertise

—	Background in science and medical device technology

MICHAEL MCCALLISTER Age 62 Director since January 2013; Board Chair since June 2013

Former Chairman of the Board of Humana Inc., a health care company that offers a wide range of insurance products and health and welfare services, from 2010 to 2013, where he led the board’s corporate governance efforts. Mr. McCallister joined Humana in 1974, and was its Chief Executive Officer from February 2000 until his retirement on December 31, 2012. During his tenure as CEO, Humana gained a reputation as one of the industry’s leading people-focused innovative companies, leveraging products, processes and technology to help individuals take control of their own health. Mr. McCallister served for many years on the board of the Business Roundtable and is past Chairman of its Health and Retirement Task Force. He is currently on the boards of AT&T, where he serves on the audit committee, Fifth Third Bank, and Bellarmine University. Mr. McCallister holds a bachelor’s degree in accounting from Louisiana Tech University and an MBA from Pepperdine University. Mr. McCallister’s extensive business and management experience in the health care industry and public company board service make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Extensive business and senior management experience, including as former CEO of Humana

—	Background in accounting

—	Experience in corporate governance

—	Public company director experience

ZOETIS 2015 PROXY STATEMENT	55

ITEM 1 — ELECTION OF DIRECTORS

GREGORY NORDEN Age 57 Director since January 2013

Managing Director, G9 Capital Group, LLC, which invests in early stage ventures and provides corporate financial advisory services. From 1989 to 2010, Mr. Norden held various senior positions with Wyeth/American Home Products, most recently as Wyeth’s Senior Vice President and Chief Financial Officer (2007 – 2010). Prior to this role, Mr. Norden was Executive Vice President and Chief Financial Officer of Wyeth Pharmaceuticals. Prior to his affiliation with Wyeth, Mr. Norden served as Audit Manager at Arthur Andersen & Co. Mr. Norden also serves on the boards of Welch Allyn, a provider of medical diagnostic equipment; NanoString Technologies, a provider of life science tools for translational research and development of molecular diagnostic products; and Royalty Pharma, a leader in the acquisition of revenue-producing intellectual property. Mr. Norden is a former director of Human Genome Sciences, Inc., where he served until 2012. Mr. Norden’s background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Extensive experience in corporate finance, including as a former CFO

—	Experience in global healthcare and pharmaceutical industries

—	Background in accounting as an audit manager at a major accounting firm

—	Public company director experience

LOUISE M. PARENT Age 64 Director since August 2013

Former Executive Vice President and General Counsel of American Express Company (2003 – 2013). Since early 2014, Ms. Parent has served as Of Counsel at the law firm of Cleary Gottlieb Steen & Hamilton LLP. Ms. Parent brings deep experience in corporate governance and board matters, and compliance and risk management, gained during her tenure with American Express, where she worked extensively with the Audit, Compensation, and Nomination and Governance committees in her role as General Counsel. Ms. Parent also served on the operating committee and global management team of American Express from 2003 through 2013 and was a member of the board of American Express Centurion Bank through 2013. Ms. Parent currently serves on the Supervisory Board of Deutsche Bank AG. Ms. Parent holds a bachelor’s degree from Smith College and a law degree from Georgetown University Law Center. Ms. Parent’s experience in corporate governance, compliance and risk management, and global management makes her a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Extensive experience in corporate governance and board matters

—	Extensive experience in compliance and risk management

—	Operating and senior management experience as EVP and General Counsel at American Express

—	Global business experience

—	Legal background

56	ZOETIS 2015 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

ROBERT W. SCULLY Age 65 Director since June 2013

Former member of the Office of the Chairman, Morgan Stanley. Mr. Scully has nearly 35 years of experience in the financial services industry. He served as a member of the Office of the Chairman of Morgan Stanley, focusing on the firm’s key clients, until his retirement in January 2009. He served in various roles at Morgan Stanley from 1996 until January 2009, and before that held various positions at other banking and financial services companies. He currently serves on the boards of KKR & Co. LP, a global investment management firm, and ACE Limited, a global property and casualty company, and is on the Board of Governors of the Financial Industry Regulatory Authority (FINRA). Mr. Scully holds a bachelor’s degree from Princeton University and an MBA from Harvard Business School. Mr. Scully’s global management experience, business development knowledge, and investor insights make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

—	Extensive experience in financial services

—	Global management experience

—	Public company director experience

ZOETIS 2015 PROXY STATEMENT	57

ITEM 1 — ELECTION OF DIRECTORS

EXECUTIVE OFFICERS

The following persons currently serve as our executive officers.

JUAN RAMÓN ALAIX

Age 63

Chief Executive Officer and Director

Information about Mr. Alaix is provided on page 54.

PAUL S. HERENDEEN

Age 59

Executive Vice President and Chief Financial Officer

Mr. Herendeen has served as our Executive Vice President and Chief Financial Officer since August 2014. He served as Executive Vice President and Chief Financial Officer of Warner Chilcott PLC, a specialty pharmaceutical company, from 2005 to 2013 and from 1998 to 2000, and was a director of Warner Chilcott in 2013 and from 1996 to 2000. From 2001 to 2004, Mr. Herendeen was Executive Vice President and Chief Financial Officer of MedPointe, Inc., a specialty pharmaceutical company acquired by Meda AB.

KRISTIN C. PECK

Age 43

Executive Vice President and Group President

Ms. Peck has served as our Executive Vice President and Group President since October 2012. Ms. Peck joined Pfizer in 2004 and held various positions, including Executive Vice President, Worldwide Business Development and Innovation; Senior Vice President, Worldwide Business Development, Strategy and Innovation; Vice President, Strategic Planning; Chief of Staff to the Vice Chairman; and Senior Director, Strategic Planning. Ms. Peck also served as a member of Pfizer’s Executive Leadership Team.

CLINTON A. LEWIS, JR.

Age 48

Executive Vice President and President of U.S. Operations

Mr. Lewis has served as our Executive Vice President and President of U.S. Operations since October 2012 and was President of U.S. Operations for Pfizer Animal Health from 2007 to 2012. Mr. Lewis joined Pfizer in 1988 and held various positions across sales, marketing and general management, including Senior Vice President of Sales, U.S.; General Manager, Pfizer Caribbean; and General Manager, U.S. Anti-Infectives.

CATHERINE A. KNUPP

Age 54

Executive Vice President and President of Research and Development

Dr. Knupp has served as our Executive Vice President and President of Research and Development since October 2012 and was Vice President of Pfizer’s Veterinary Medicine Research and Development business unit from 2005 to 2012. Dr. Knupp joined Pfizer in July 2001 and held various positions, including Vice President of Pfizer’s Michigan laboratories for Pharmacokinetics, Dynamics and Metabolism.

58	ZOETIS 2015 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

SANDRA J. BEATY

Age 57

Executive Vice President of Corporate Affairs

Ms. Beaty has served as our Executive Vice President of Corporate Affairs since October 2012. Ms. Beaty joined Pfizer in 1996 and held various positions, including Senior Vice President of Public Affairs and Chief of Staff to the former Pfizer Chairman and CEO.

ALEJANDRO BERNAL

Age 42

Executive Vice President and Area President of the Europe, Africa and Middle East Region

Mr. Bernal has served as our Executive Vice President and Area President of the Europe, Africa and Middle East region since October 2012 and was Area President of that region for Pfizer’s animal health business unit from 2010 to 2012. Mr. Bernal joined Pfizer in 2000 and held various positions, including Area President of the Canada and Latin America region; Regional Director of Southwest and Central Latin America; Division Director for Central America and Colombia; Swine and Poultry Team Leader for Mexico; and Swine Product Manager for Northern Latin America for Pfizer Animal Health.

HEIDI C. CHEN

Age 48

Executive Vice President, General Counsel and Corporate Secretary

Ms. Chen has served as our Executive Vice President and General Counsel since October 2012, as our Corporate Secretary since July 2012 and was Vice President and Chief Counsel of Pfizer Animal Health from 2009 to 2012. Ms. Chen joined Pfizer in 1998 and held various legal and compliance positions, including lead counsel for Pfizer’s established products business unit.

ROXANNE LAGANO

Age 50

Executive Vice President and Chief Human Resources Officer

Ms. Lagano has served as our Executive Vice President and Chief Human Resources Officer since October 2012. Ms. Lagano joined Pfizer in 1997 and held various positions, including Senior Vice President, Pfizer Global Compensation, Benefits and Wellness; and Senior Director, Business Transactions, Pfizer Worldwide Human Resources.

JOYCE J. LEE

Age 42

Executive Vice President and Area President of the Canada and Latin America Region

Ms. Lee has served as our Executive Vice President and Area President of the Canada and Latin America region since October 2012 and was Area President of the same region for Pfizer Animal Health from 2010 to 2012. Ms. Lee joined Pfizer in 2003 with its acquisition of Pharmacia and held various positions, including Vice President of Global Poultry and Vice President of Global Business Technology, for Pfizer Animal Health.

STEFAN WEISKOPF

Age 55

Executive Vice President and Area President of the Asia Pacific Region

Mr. Weiskopf has served as our Executive Vice President and Area President of the Asia Pacific region, which includes Australia and New Zealand, since October 2012 and was Area President of that region for Pfizer Animal Health from 2007 to 2012. Mr. Weiskopf joined Pfizer in 1988 and held various positions, including Division Director Animal Health for Germany, Austria and Switzerland.

ZOETIS 2015 PROXY STATEMENT	59

ITEM 2 — ADVISORY VOTE TO APPROVE EXECUTIVE

COMPENSATION (SAY ON PAY)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking your vote, on an advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosure, as provided on pages 19 to 49 of this proxy statement.

Pursuant to Section 14A of the Exchange Act of 1934 (the “Exchange Act”), an advisory vote on the frequency of stockholder votes on executive compensation was conducted in connection with the 2014 Annual Meeting of Shareholders. At that meeting, our shareholders agreed, and the Zoetis Board subsequently approved, that the advisory vote on executive compensation be held on an annual basis. Accordingly, and pursuant to Section 14A of the Exchange Act, we are giving you an opportunity to express your view of our 2014 executive compensation programs and policies. While the vote does not address any specific item of compensation and is not binding on the Board, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

Our Board of Directors believes that our executive compensation program incentivizes and rewards our leadership for increasing shareholder value and aligns the interests of our leadership with those of our shareholders on an annual and long-term basis.

ITEM 2 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

60	ZOETIS 2015 PROXY STATEMENT

ITEM 3 — RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines in order to determine whether to reappoint such firm as our independent registered public accounting firm. Based on its review, the Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015. KPMG served as our independent accounting firm for 2014 and 2013, and also audited our financial statements for 2011 and 2012, when we were wholly owned by Pfizer. We are asking shareholders to ratify the appointment of KPMG for 2015. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the selection of such firm. One or more representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

ITEM 3 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

KPMG FEES AND SERVICES

The following table sets forth the aggregate fees for professional services billed or to be billed by KPMG for the years ended December 31, 2014, 2013 and 2012 for the audits of our financial statements, and fees for other services rendered by KPMG during those periods.

	2014	2013	2012
Audit fees	$12,064,650	$9,294,750	$6,393,500
Audit-related fees	82,000	121,200	—
Tax fees	483,947	446,633	—
All other fees	—	—	—
Total	$12,630,597	$9,862,583	$6,393,500

Audit services consist of fees for professional services for the audit or review of the company’s financial statements or for audit services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements. For the year ended December 31, 2014, audit services also consist of fees for the audit of internal control over financial reporting.

Audit-related services consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under Audit Services, including audits of employee benefit plans, special procedures to meet certain statutory requirements, and agreed-upon procedures related to contract compliance.

Tax services consist primarily of fees for tax compliance including review and preparation of statutory tax returns, other tax compliance related services, tax advice and tax planning.

Other services are fees for any product or services not included in the first three categories.

ZOETIS 2015 PROXY STATEMENT	61

ITEM 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

POLICY ON PRE-APPROVAL OF AUDIT FIRM SERVICES

During 2012 we were a subsidiary of Pfizer and the Pfizer Audit Committee had responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm that audited our financial statements. Services provided by that firm were subject to pre-approval under the Pfizer Audit Committee policy. Under the policy, prior to engagement, the Pfizer Audit Committee pre-approved the services to be rendered by the independent registered public accounting firm within each category (audit services, audit-related services, tax services and other services) and the fees for each category were budgeted. The independent registered public accounting firm and management were required to report actual fees versus the budget periodically throughout the year by category of service. If, during the year, it became necessary to engage the independent registered public accounting firm for additional services, such additional services had to be specifically pre-approved by the Pfizer Audit Committee before engaging the independent registered public accounting firm. We have been advised that all of the services relating to the fees set forth in the table for 2012 were pre-approved in accordance with the Pfizer Audit Committee policy.

In 2013, subsequent to our IPO and consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee had responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

—	Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and discussions surrounding the proper application of financial accounting and/or reporting standards.

—	Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and special procedures required to meet certain regulatory requirements.

—	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

—	All other services are those services not captured in the audit, audit-related or tax categories. The company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services relating to the fees set forth in the table for 2013 and 2014 were pre-approved by our Audit Committee in accordance with the above policy.

62	ZOETIS 2015 PROXY STATEMENT

ITEM 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

A role of the Audit Committee is to assist the Board in its oversight of the company’s financial reporting, internal controls and audit functions. As set forth in the charter of the Audit Committee, management of the company is responsible for the preparation, presentation and integrity of the company’s financial statements, the company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The company has a full-time Internal Audit department that reports to the Audit Committee and management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the company’s system of internal control.

The company’s independent registered public accounting firm, KPMG, LLP (“KPMG”), is responsible for auditing the company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”), and expressing an opinion on the effectiveness of the company’s internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee met with KPMG, management and the company’s Chief Audit Executive to assure that all were carrying out their respective responsibilities. Both KPMG and the Chief Audit Executive had full access to the Audit Committee, including regular meetings without management present. In addition, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed under the auditing standards of the PCAOB, including the matters required by PCAOB Auditing Standard No. 16. Furthermore, the Audit Committee (i) has received from KPMG the written disclosures and letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence; (ii) has discussed with KPMG their independence from the company and its management; and (iii) has considered whether KPMG’s provision of non-audit services to the company is compatible with maintaining the auditors’ independence. All audit and non-audit services performed by KPMG must be specifically approved by the Audit Committee or a member thereof.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the company’s audited financial statements be included in the company’s 2014 Annual Report on Form 10-K that was filed with the SEC on February 27, 2015.

THE AUDIT COMMITTEE

Gregory Norden, Chair

Louise M. Parent (committee member beginning March 26, 2014)

Robert W. Scully

William C. Steere, Jr.

ZOETIS 2015 PROXY STATEMENT	63

OWNERSHIP OF OUR COMMON STOCK

The table below shows how many shares of Zoetis common stock certain individuals and entities beneficially owned on February 27, 2015. These individuals and entities are (1) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) the executive officers named in the Summary Compensation Table on page 40, and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares Owned (1)(2)	Percent of Class (%) (3)
5% Beneficial Owners:
BlackRock, Inc.(4)	27,553,426	5.50%
55 East 52nd Street
New York, NY 10022
Pershing Square Capital Management, L.P.(5)	41,823,145	8.35%
888 Seventh Avenue, 42nd Floor
New York, NY 10019
The Vanguard Group(6)	27,373,108	5.47%
100 Vanguard Blvd.
Malvern, PA 19355
Directors and Named Executive Officers:
Frank A. D’Amelio	14,290	*
William F. Doyle	—	*
Sanjay Khosla	9,290	*
Michael B. McCallister	17,043	*
Gregory Norden	13,073	*
Louise M. Parent	9,290	*
Willie M. Reed	4,568	*
Robert W. Scully	9,290	*
William C. Steere, Jr.	14,543	*
Juan Ramón Alaix	16,340	*
Paul S. Herendeen	70	*
Kristin C. Peck	9,820	*
Clinton A. Lewis, Jr.	4,662	*
Catherine A. Knupp	4,630	*
Glenn C. David	4,234	*
Richard A. Passov	7,600	*
Directors and executive officers as a group (21 persons)	171,184	*

*	Less than 1%.

64	ZOETIS 2015 PROXY STATEMENT

OWNERSHIP OF OUR COMMON STOCK

(1)	For non-employee directors, includes the following shares underlying vested deferred stock units and related dividend equivalent units which directors have a right to acquire within 60 days after leaving our Board, but excludes shares underlying restricted stock units which do not vest within 60 days of February 27, 2015:

Name	# of Shares
Frank A. D’Amelio	9,290
Sanjay Khosla	9,290
Michael B. McCallister	10,043
Gregory Norden	10,043
Louise M. Parent	9,290
Willie M. Reed	4,568
Robert W. Scully	9,290
William C. Steere, Jr.	10,043
All directors as a group	71,857

(2)	Includes the following shares held by executive officers in our 401(k) plan:

Name	# of Shares
Juan Ramón Alaix	710
Paul S. Herendeen	70
Kristin C. Peck	792
Clinton A. Lewis, Jr.	1,415
Catherine A. Knupp	1,029
Glenn C. David	2,344
Richard A. Passov	520
All executive officers as a group	11,982

(3)	Percentages based on 500,756,127 shares outstanding on February 27, 2015.

(4)	Based on a Schedule 13G/A that BlackRock Inc. filed with the SEC on February 9, 2015, which contained information as of December 31, 2014. Such Schedule 13G/A states that BlackRock Inc. has sole voting power with respect to 23,576,624 shares of Zoetis common stock and sole dispositive power with respect to 27,548,710 shares of Zoetis common stock; and, as the parent holding company of BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRockAdvisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRockAsset Management North Asia Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd., and BlackRock Life Limited, BlackRock Inc. and such subsidiaries have shared dispositive power with respect to 4,716 shares of Zoetis common stock.

(5)	Based on a Schedule 13D/A that Pershing Square Capital Management, L.P. filed with the SEC on February 4, 2015, which contained information as of February 3, 2015. Such Schedule 13G/A states that Pershing Square Capital Management, L.P., PS Management GP, LLC, and William A. Ackman have shared voting and dispositive power with respect to 41,823,145 shares of Zoetis common stock.

(6)	Based on a Schedule 13G that Vanguard Group Inc. filed with the SEC on February 10, 2015, which contained information as of December 31, 2014. Such Schedule 13G states that The Vanguard Group, in its capacity as investment advisor, has sole voting power with respect to 865,172 shares of Zoetis common stock and sole dispositive power with respect to 26,556,251 shares of Zoetis common stock; and together with its wholly-owned subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., has shared dispositive power with respect to 816,857 shares of Zoetis common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of 10% or more of our common stock to file reports with the SEC about their ownership of and transactions in our common stock. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2014 were timely filed except, due to an administrative error by the company, a Form 4 was filed late for our executive officer Alejandro Bernal to report his October 2, 2014 company matching contribution to the Zoetis Supplemental Savings Plan.

ZOETIS 2015 PROXY STATEMENT	65

TRANSACTIONS WITH RELATED PERSONS

POLICY CONCERNING RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that the Board’s Corporate Governance Committee will review each transaction, arrangement or relationship in which we are a participant if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

The policy calls for every proposed related person transaction to be reviewed by the Corporate Governance Committee and, if deemed appropriate, approved by the Committee. The Committee is required to consider all of the relevant facts and circumstances, and to approve only those transactions that, in light of known circumstances, it determines to be in our best interests. If we become aware of an existing related person transaction which has not been reviewed and approved under the policy, the matter will be referred to the Committee, which will evaluate all options available, including ratification, revision or termination of the transaction.

Any member of the Corporate Governance Committee who has an interest in the transaction being reviewed may not participate in the review, but may be counted towards a quorum of the Committee. The Chair of the Committee may review and approve a related person transaction if it is not practical or desirable to delay a review of a transaction until the next meeting of the committee, and will report such approval to the Committee at its next regularly scheduled meeting.

A description of our related person transaction approval policy is available on our website at www.zoetis.com under About Us — Corporate Governance.

The related person transaction approval policy was not in effect when we entered into the transactions and agreements with Pfizer described below. Any transactions contemplated by such agreements have been deemed to be approved and are not subject to the terms of this policy.

RELATED PERSON TRANSACTIONS

Since the beginning of 2013, we have not entered into any related person transactions in which any of our directors or executive officers has a direct interest. However, our directors and former directors who are executive officers of Pfizer may be deemed to have an indirect interest in our transactions with Pfizer, which are summarized below.

TRANSACTIONS BETWEEN ZOETIS AND PFIZER

Prior to 2013 we were a wholly-owned subsidiary of Pfizer. During 2013 Pfizer disposed of its entire ownership of our stock in two transactions, which are collectively referred to as the “separation.” On February 6, 2013, Pfizer effected an IPO of our Class A common stock, which represented approximately 19.8% of our common stock. As a result of the IPO and certain related transactions, Pfizer owned 100% of the outstanding shares of our Class B common stock and no shares of our Class A common stock, giving Pfizer approximately 80.2% of the economic interest and combined voting power of the outstanding shares of our common stock other than with respect to the election of directors and approximately 97.6% of the combined voting power of the outstanding shares of our common stock with respect to the election of directors. In May 2013, Pfizer announced an exchange offer whereby Pfizer shareholders could exchange a portion of their Pfizer common stock for Zoetis common stock. The exchange offer was completed on June 24, 2013, resulting in our full separation from Pfizer and the disposal of Pfizer’s entire ownership and voting interest in Zoetis.

66	ZOETIS 2015 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

In connection with the separation, immediately prior to the completion of the IPO we and Pfizer entered into certain agreements that provide a framework for our ongoing relationship with Pfizer. Certain of the agreements summarized below are filed as exhibits to our Annual Report on Form 10-K for 2012, which was filed with the SEC on March 28, 2013. The following summaries of these agreements are qualified in their entirety by reference to the full text of such agreements.

GLOBAL SEPARATION AGREEMENT

We entered into a global separation agreement with Pfizer immediately prior to the completion of the IPO that governs the relationship between Pfizer and us following the IPO.

Allocation of Assets and Liabilities

Notwithstanding the transfer of assets and assumption of liabilities that occurred prior to the completion of our separation from Pfizer, the global separation agreement generally allocates assets and liabilities to Zoetis and Pfizer according to the business to which such assets or liabilities relate. In general, Pfizer conveyed, leased or licensed to us ownership of all assets that are used exclusively or held for use exclusively in Pfizer’s animal health business and we have assumed all of Pfizer’s historical and future liabilities to the extent relating to, arising out of or resulting from, the operation of the animal health business (whether before, on, or after the consummation of the IPO), including:

—	warranty obligations created as part of the animal health business;

—	product liability claims with respect to any animal health product;

—	environmental liabilities relating to the animal health business and environmental liabilities at the real property that we acquired from Pfizer;

—	liabilities related to animal health businesses or operations that were discontinued or divested by Pfizer;

—	litigation liabilities; and

—	our debt obligations, including under the senior notes offering.

We and Pfizer agreed that our cash balance on the date of the completion of the IPO would be at least $300 million.

Indemnification

Generally, each party will indemnify, defend and hold harmless the other party and its subsidiaries (and each of their affiliates) and their respective officers, employees and agents from and against any and all losses relating to, arising out of or resulting from: (i) liabilities assumed by the indemnifying party and (ii) any breach by the indemnifying party or its subsidiaries of the global separation agreement and the other agreements described in this section (unless such agreement provides for separate indemnification). The global separation agreement also specifies procedures with respect to claims subject to indemnification.

Delayed Transfers and Further Assurances

To the extent transfers of assets and assumptions of liabilities related to our business were not completed prior to the date of the agreement because of a necessary consent or governmental approval or because a condition precedent to any such transfer was not satisfied or any related relevant fact was not realized, the parties will cooperate to effect such transfers or assumptions for agreed-upon consideration as promptly as practicable.

Each of the parties agreed to cooperate with the other party and use commercially reasonable best efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary, proper or advisable under applicable law, regulations and agreements to consummate and make effective the transactions contemplated by the global separation agreement and the other agreements described in this section.

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TRANSACTIONS WITH RELATED PERSONS

Mutual Releases

Generally, each of Pfizer and Zoetis released the other party from any and all liabilities. The liabilities released include liabilities arising under any contract or agreement, existing or arising from any acts or events occurring or failing to occur or any conditions existing before the completion of the IPO.

Term

The global separation agreement will continue unless terminated by us and Pfizer, although certain rights and obligations may terminate upon the completion of the Exchange Offer.

TRANSITIONAL SERVICES AGREEMENTS

We entered into a transitional services agreement with Pfizer immediately prior to the completion of the IPO that granted us the right to continue to use certain of Pfizer’s services and resources related to our corporate functions, such as business technology, facilities, finance, human resources, public affairs and procurement. We refer to these services and resources, collectively, as the “Pfizer services.”

We pay Pfizer mutually agreed-upon fees for the Pfizer services, which are based on Pfizer’s costs of providing the Pfizer services. During the two years following the completion of the IPO, the markup for these services was 0% and, for the remainder of the term of the agreement, Pfizer may introduce a markup of 7%. A markup of 7% will apply for the remainder of 2015 for the Pfizer services which continue to be provided under this agreement. We are able to request good faith negotiations of the applicable fees if we believe that the fees materially over-compensate Pfizer for any of the Pfizer services and Pfizer has reciprocal rights if it believes the fees materially under-compensate Pfizer. Third party costs are passed through to us at Pfizer’s or its affiliates’ cost.

Under the agreement, we are able to use the Pfizer services for a fixed term established on a service-by-service basis. However, we generally have the right to terminate a service earlier if we give notice to Pfizer. Partial reduction in the provision of any service requires Pfizer’s consent. In addition, either party is able to terminate the agreement due to a material breach by the other party, subject to limited cure periods.

In addition, we may, from time to time, agree to provide to Pfizer certain limited reverse transitional services with respect to the continued use of certain assets or resources that Pfizer conveyed to us prior to the completion of the IPO. To the extent such services are provided, Pfizer will pay us a mutually agreed-upon fee for these services, which fee will be based on our costs of providing the service to Pfizer.

TAX MATTERS AGREEMENT

Allocation of Taxes

In connection with the IPO, we entered into a tax matters agreement with Pfizer that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In general, under the agreement:

—	Pfizer is responsible for any U.S. federal, state, local or foreign income taxes and any U.S. state or local non-income taxes (and any related interest, penalties or audit adjustments and including those taxes attributable to our business) reportable on a consolidated, combined or unitary return that includes Pfizer or any of its subsidiaries (and us and/or any of our subsidiaries) for any periods or portions thereof ending on or prior to December 31, 2012. We are responsible for the portion of any such taxes for periods or portions thereof beginning on or after January 1, 2013, as would be applicable to us if we filed the relevant tax returns on a standalone basis.

—

We are responsible for any U.S. federal, state, local or foreign income taxes and any U.S. state or local non-income taxes (and any related interest, penalties or audit adjustments) that are reportable on returns that

68	ZOETIS 2015 PROXY STATEMENT

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include only us and/or any of our subsidiaries, for all tax periods whether before or after the completion of our separation from Pfizer.

—	Pfizer is responsible for certain specified foreign taxes directly resulting from certain aspects of the separation.

We are not generally entitled to receive payment from Pfizer in respect of any of our tax attributes or tax benefits or any reduction of taxes of Pfizer. Neither party’s obligations under the agreement are limited in amount or subject to any cap. The agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the agreement provides for cooperation and information sharing with respect to tax matters.

Pfizer is primarily responsible for preparing and filing any tax return with respect to the Pfizer affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined, unitary or similar group for U.S. state or local or foreign income tax purposes or U.S. state or local non-income tax purposes that includes Pfizer or any of its subsidiaries, including those that also include us and/or any of our subsidiaries. We are generally responsible for preparing and filing any tax returns that include only us and/or any of our subsidiaries.

The party responsible for preparing and filing a given tax return generally has exclusive authority to control tax contests related to any such tax return. We generally have exclusive authority to control tax contests with respect to tax returns that include only Zoetis and/or any of our subsidiaries.

Preservation of the Tax-Free Status of Certain Aspects of the Separation

We and Pfizer intend for certain transactions related to our separation from Pfizer to qualify for tax-free treatment under U.S. federal, state and local tax law and/or foreign tax law.

We have agreed to certain covenants that contain restrictions intended to preserve the tax-free status of these transactions. We may take certain actions prohibited by these covenants only if Pfizer receives a private letter ruling from the IRS or we obtain and provide to Pfizer an opinion from a U.S. tax counsel or accountant of recognized national standing, in either case acceptable to Pfizer in its sole and absolute discretion, to the effect that such action would not jeopardize the tax-free status of these transactions. We will be barred from taking any action, or failing to take any action, where such action or failure to act adversely affects or could reasonably be expected to adversely affect the tax-free status of these transactions, for all time periods. In addition, during the time period ending two years after the date of the exchange offer these covenants include specific restrictions on our:

—	issuance or sale of stock or other securities (including securities convertible into our stock but excluding certain compensatory arrangements);

—	sales of assets outside the ordinary course of business; and

—	entering into any other corporate transaction which would cause us to undergo a 40% or greater change in our stock ownership.

We generally agreed to indemnify Pfizer and its affiliates against any and all tax-related liabilities incurred by them relating to the separation, the exchange offer and/or certain related transactions to the extent caused by an acquisition of our stock or assets or by any other action undertaken by us. This indemnification provision applies even if Pfizer has permitted us to take an action that would otherwise have been prohibited under the tax-related covenants described above.

RESEARCH AND DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT

We entered into an R&D collaboration and license agreement with Pfizer immediately prior to the completion of the IPO. Under the agreement, certain of our employees are able to review a Pfizer database to identify compounds that may be of interest to us in the animal health field, and upon identifying any such compounds, we are able to request permission (known as “intent to access”) to conduct certain limited research activities. If Pfizer grants intent to access, the scope of permitted research activities will be specified on a case-by-case basis by Pfizer and may include screening the Pfizer compound library. To conduct further research and development on the class of compounds identified

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TRANSACTIONS WITH RELATED PERSONS

during intent to access, we must request permission (known as “approval in principle”) from a joint steering committee described below and any approval will be subject to any restrictions specified by the joint steering committee. Certain compounds that we began researching prior to the completion of the IPO were granted approval in principle as of the completion of the IPO.

Upon granting approval in principle, Pfizer will grant us an option to enter into a license agreement, which will be exercisable no later than five years after the approval in principle is granted. Prior to exercising the option, our license from Pfizer under the agreement will be non- exclusive, except with respect to patents and know-how that we develop, for which our license will be exclusive (except as to Pfizer and its affiliates). Accordingly, in the case of non-exclusive licenses, Pfizer could itself, or could enable a third party to, conduct research on compounds that are the same or similar to those that we are researching. If we exercise the option and enter into the license agreement for a particular compound, our license to research, develop and commercialize products with such compounds for the animal health field will be exclusive, subject to any restrictions imposed by Pfizer and the joint steering committee. Except for certain compounds we began researching prior to the completion of the IPO, pursuant to any such license agreement, we will pay Pfizer an upfront payment, a milestone payment upon obtaining regulatory approval in a major market country and royalties on net sales. Our obligation to pay royalties will expire on a product-by-product and country-by-country basis upon the later of: (i) the expiration of the related patents and data exclusivity or (ii) ten years after the first commercial sale of such product.

During the term of the agreement, we are required to reimburse Pfizer’s and its affiliates’ costs in connection with the agreement. Certain of such costs are paid in the form of an annual access fee and others are invoiced on a quarterly basis. The joint steering committee is comprised of an equal number of representatives from each party and acts by consensus. If consensus cannot be reached, the matter will be referred to each party’s alliance manager to propose potential solutions. If the alliance managers fail to propose such a solution, the matter will be referred to senior executives of each party. If the senior executives do not resolve the matter, Pfizer will have the final decision-making authority.

Pfizer will own all intellectual property invented or generated under the agreement (subject to any third party rights) and has sole discretion regarding filing, prosecuting and maintaining such intellectual property, subject to our rights, in certain instances, to request that Pfizer file or continue to maintain patents at our cost. Pfizer will have sole discretion regarding the enforcement of any intellectual property licensed to us under the agreement.

We have confidentiality and other obligations related to the security of intellectual property and other confidential information and materials. If Pfizer reasonably believes that we violated these provisions, Pfizer is able to deny our access to such intellectual property and other confidential information and materials.

The term of the agreement is seven years, subject to extension by mutual agreement. The agreement will terminate with respect to particular compounds if intent to access or approval in principle is denied or we fail to exercise our license option. Pfizer is also able to terminate our rights under the agreement or any related license agreement (as applicable) with respect to any compound for which approval in principle has been granted (including compounds for which we have exercised the option and entered into a license agreement) if Pfizer pays us an agreed-upon amount which is intended to reflect the fair market value of the compound under our license. This right will expire on a compound-by-compound basis when we submit a regulatory approval application for each compound in a major market country and will not apply to compounds for which approval in principle was granted prior to the completion of the IPO.

In the event of either party’s uncured material breach, the other party has the right to terminate the agreement. If the material breach concerns any security measures or confidentiality or use restrictions and such breach is the result of bad faith, gross negligence or willful misconduct, such breach will be deemed to not be curable and, in addition to the agreement terminating, Pfizer will be able to terminate any license agreements that we have entered into after exercising our option (except to the extent any license agreement relates to a commercial product).

The agreement will terminate automatically if we enter into an agreement resulting in our change of control, we assign or another party assumes this agreement without Pfizer’s consent or we are otherwise acquired by a third party, or if either party becomes insolvent or certain other events related to our bankruptcy or indebtedness occur. If we acquire a

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certain interest in, or assets of, a human health company, Pfizer will be able to terminate the agreement, and if Pfizer acquires or is acquired by an animal health business of a certain size, either party will be able to terminate the agreement. Following expiration and termination for specific reasons, we will be granted a non-exclusive license to any intellectual property that we developed under the agreement to conduct research in the animal health field, subject to certain exclusions (which exclusions will include the compounds that we researched and developed under the agreement and other compounds designated by Pfizer on a case-by-case basis). Except as set forth above, license agreements entered into pursuant to the R&D Collaboration and License Agreement will not terminate if the R&D Collaboration and License Agreement terminates.

EMPLOYEE MATTERS AGREEMENT

We entered into an employee matters agreement with Pfizer immediately prior to the completion of the IPO. The employee matters agreement governs Pfizer’s, our and the parties’ respective subsidiaries’ and affiliates’ rights, responsibilities and obligations post-IPO with respect to the following matters in connection with the animal health business:

—	employees and former employees (and their respective dependents and beneficiaries) who are or were associated with Pfizer, Zoetis or the parties’ respective subsidiaries or affiliates;

—	the allocation of assets and liabilities generally relating to employees, employment or service-related matters and employee benefit plans; and

—	other human resources, employment and employee benefits matters.

Employment

We offered employment to employees who were providing services to our business and who did not otherwise transfer to our entities by operation of law. To the extent that severance obligations were triggered by such transfers, Pfizer administered the severance pay obligations in accordance with the terms and conditions of the applicable Pfizer severance pay plan or policy. Our employees who were providing services to our business and were on long-term disability on the applicable employee transfer date will remain employees of Pfizer to the extent permissible under applicable law, collective bargaining agreements, trade union agreements or work council agreements.

Benefit Plans Generally

Prior to the completion of the IPO, except to the extent provided in respect of certain jurisdictions, we became a participating employer in the Pfizer benefit plans (including certain legacy benefit plans). Generally, we ceased to be a participating employer in the Pfizer plans and adopted our own benefit plans on a date or dates following the completion of the IPO, which was determined by the parties, which we refer to as the “Plan Transition Date,” and which varied by benefit plan and by country. An appropriate allocation of our costs incurred under Pfizer benefit plans prior to the Plan Transition Date was charged back to us. The only exception to this is in Japan, where we participate with other employers in multiemployer plans administered by Pfizer. For these plans, we are charged for the appropriate allocation of the multiemployer plan costs.

Credited Service

In general, our employee benefit plans recognize service at Pfizer for those colleagues who were employed by Zoetis as of June 24, 2013, except as otherwise specified in the employee matters agreement.

Defined Benefit and Retiree Medical Plans

Our employees ceased to participate in the Pfizer U.S. qualified defined benefit pension plans and the U.S. retiree medical plan effective December 31, 2012, and liabilities allocable to our employees under such plans were retained by Pfizer. Our employees under the U.S. qualified defined benefit pension plans became 100% vested in their accrued benefits as of December 31, 2012. Pfizer will continue crediting certain employees’ service with us generally through

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TRANSACTIONS WITH RELATED PERSONS

December 31, 2017 (or termination of employment from us, if earlier) for certain early retirement benefits with respect to the defined benefit pension plans, and for plan eligibility with respect to the retiree medical plan. Outside of the U.S., Pfizer transferred to us its defined benefit plan pension assets and liabilities associated with the employees transferring to us in the certain countries as described in the applicable local separation agreements or the addendum to the Employee Matters Agreement. In certain countries, liabilities with respect to past service with Pfizer were retained by Pfizer.

Non-Qualified Defined Benefit Pension Plans

We ceased to be a participating employer in the Pfizer U.S. non-qualified defined benefit pension plans on December 31, 2012, and Pfizer will continue crediting certain employees’ service with us through December 31, 2017 (or termination of employment from Zoetis if earlier), for certain early retirement benefits. Our employees under the U.S. non-qualified defined benefit pension plan became 100% vested in their accrued benefits as of December 31, 2012. Pfizer has retained the liabilities allocable to our employees under the U.S. non-qualified pension plans.

Defined Contribution Plans

The employee matters agreement provided for the transfer of assets and liabilities with respect to Zoetis employees from the U.S. Pfizer qualified defined contribution plans to a U.S. qualified defined contribution plan established by us as soon as practicable following the date that we establish such qualified defined contribution plan, except to the extent that a Zoetis employee terminates employment prior to the Plan Transition Date. Zoetis employees under the Pfizer qualified defined contribution benefit plans were 100% vested in their account balances as of the Plan Transition Date. Outside of the U.S., Pfizer transferred to our defined contribution plans assets and liabilities allocable to the employees transferring to Zoetis in the certain countries as described in any applicable local separation agreement or the addendum to the Employee Matters Agreement.

Non-Qualified Defined Contribution Plans

With respect to the supplemental savings plan in the U.S., Pfizer transferred liabilities allocable to the employees who transferred to Zoetis as described in the employee matters agreement. Such transfer took place following the date that we established a non-qualified supplemental savings plan. Liabilities allocable to Zoetis employees under other Pfizer nonqualified plans have been retained by Pfizer.

Health and Welfare Plans

Generally, we have established or continued (or assumed the obligation of contributing to) health and welfare plans or arrangements in every country where we have employees. Health and welfare liabilities allocable to our U.S. employees, to the extent such liabilities are incurred prior to the date that we established our own health and welfare plans in the U.S., were retained by Pfizer and the allocated cost for these plans were charged to us.

MASTER MANUFACTURING AND SUPPLY AGREEMENTS

We have entered into two master manufacturing and supply agreements with Pfizer. Under the first of these agreements, Pfizer manufactures and supplies us with animal health products, which are referred to as the “Pfizer-supplied products.” Under the second agreement, we manufacture and supply Pfizer with human health products, which are referred to as the “Zoetis-supplied products.” Only Zoetis’ Kalamazoo manufacturing site manufactures Zoetis-supplied products. Following the termination of the lease agreements related to our Guarulhos manufacturing site and subject to the receipt of various regulatory approvals in Brazil, the Guarulhos site may also manufacture Zoetis-supplied products pursuant to this agreement.

Under the agreement related to the Pfizer-supplied products, our supply price is Pfizer’s costs plus a percentage markup. Subject to limited exceptions, during the two years following the completion of the IPO, the markup was 0% and, for the remainder of the term of the agreement, the markup will be 15%. The cost of each Pfizer-supplied product

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is subject to annual review, and there is a year-end true-up mechanism with respect to differences between budgeted and actual amounts. The agreement related to the Zoetis-supplied products contains reciprocal payment provisions pursuant to which Pfizer will make payments related to the Zoetis-supplied products.

These agreements will expire five years following the completion of the IPO, with limited exceptions. In addition, these agreements require Pfizer or us, as the case may be, to use commercially reasonable efforts to develop the capabilities and facilities to manufacture the applicable products on its own behalf or to establish alternative sources of supply reasonably prior to expiration of the applicable agreement. The party purchasing products under the agreement may terminate the agreement with respect to any manufacturing site upon at least six months’ prior notice. Also, either party may terminate the agreement for customary reasons, including for a material breach by the other party (subject to a 90-day cure period) or with respect to the affected site for a force majeure event affecting the other party that continues for at least 30 days.

ENVIRONMENTAL MATTERS AGREEMENT

We entered into an environmental matters agreement with Pfizer immediately prior to the completion of the IPO. The agreement sets forth standards for each party’s performance of remedial actions for liabilities allocated to each party under the global separation agreement, addresses our substitution for Pfizer with respect to animal health assets and remedial actions allocated to us (including substitution related to, for example, permits, financial assurances and consent orders), allows our conditional use of Pfizer’s consultants and contractors to assist in the conduct of remedial actions, and addresses the exchange of related information between the parties.

The agreement also sets forth standards of conduct for remedial activities at the co-located facilities: Guarulhos, Brazil; Catania, Italy; Hsinchu, Taiwan; and Kalamazoo, Michigan in the United States. In addition, the agreement sets forth site-specific terms to govern conduct at several of these co-located facilities. The agreement lasts perpetually; however, the agreement will terminate automatically if the global separation agreement terminates.

SCREENING SERVICES AGREEMENT

We entered into an agreement with Pfizer immediately prior to the completion of the IPO, pursuant to which we provide certain high throughput screening services to Pfizer’s R&D organization. Pfizer will pay us agreed-upon fees for these services.

INTELLECTUAL PROPERTY LICENSE AGREEMENTS

Immediately prior to the completion of the IPO, we entered into patent and know-how license agreements with Pfizer, pursuant to which: (i) Pfizer and certain of its affiliates have licensed to us and certain of our affiliates the right to use certain intellectual property rights in the animal health field; and (ii) we have licensed to Pfizer and certain of its affiliates certain rights to intellectual property in all fields outside of the animal health field.

Patent and Know-How License Agreement (Pfizer as Licensor)

Immediately prior to the completion of the IPO, we entered into a patent and know-how license agreement with Pfizer. Pursuant to the agreement, Pfizer granted us a royalty-free, fully paid-up, sublicensable (subject to certain restrictions), exclusive, worldwide license to certain patents and know-how to research, develop and commercialize certain commercial, development-stage, and early stage products in the field of animal health. We do not have rights to use most of these patents and know-how with any compounds other than those for which we are expressly licensed.

Pfizer also granted us a royalty-free, fully paid-up, sublicensable (subject to certain restrictions) non-exclusive, worldwide license to certain other Pfizer patents and know-how to research, develop and commercialize certain other products in the animal health field. Under the agreement, we also have been granted a royalty-free, fully paid-up, sublicensable (subject to certain restrictions) non-exclusive, worldwide license for the animal health field to certain know-how that is not compound-related or product-related.

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Pfizer also granted us a sublicense to certain third party intellectual property for such uses as agreed upon by the parties, the terms of which are royalty-free and fully paid-up as between us and Pfizer, but otherwise vary based on each third party agreement. With respect to certain of such third party intellectual property, Pfizer will have a right of first negotiation with us for an exclusive license to improvements to such third party intellectual property and related patents that we own.

Pfizer controls filing, prosecuting and maintaining patents licensed to us, except that at our cost we have the right to file patent applications covering certain know-how licensed to us and certain know-how invented by us. We will grant Pfizer a royalty-free, fully paid-up, sublicensable, exclusive license for the human health field to any such patent applications and patents that issue from these patent applications that we own. We are required to pay certain costs associated with filing and maintaining the patents exclusively licensed to us, or our license will convert to a non-exclusive license.

Pfizer will have the right to forgo, and cease paying for, prosecution and maintenance of the licensed patents and it may delegate responsibility to prosecute and maintain exclusively licensed patents to us or assign such patents to us. If Pfizer assigns such patents to us, we will grant Pfizer a royalty-free exclusive license to the assigned patents in all fields of use, but this license will exclude (and we will retain) all rights that Pfizer exclusively licensed to us under the agreement before assigning the patents to us.

Pfizer will have the right to enforce against third party infringements all patents licensed to us and patents that it may later assign to us if the infringement is within the scope of Pfizer’s license to such assigned patents, unless Pfizer does not pay for certain prosecution and maintenance costs and the patents are exclusively licensed or assigned to us, in which case, we will have rights to enforce such patents against third party infringements within the scope of our exclusive rights. We also will have the right to enforce new patents that we file and own.

The agreement expires, with respect to licensed patents, upon expiration of the last to expire patent right that Pfizer owns, with respect to third party intellectual property, upon expiration or termination of the agreement pursuant to which such third party intellectual property is licensed to Pfizer and with respect to know-how that Pfizer owns, upon the thirtieth anniversary of the agreement. Upon expiration of the agreement in its entirety, our licenses to know-how owned by Pfizer convert to fully paid-up, perpetual licenses. We have the right to terminate the agreement in whole or in part upon prior written notice to Pfizer. In the event of either party’s uncured material breach, the other party has the right to terminate the agreement. The agreement also provides that the insolvency of either party and the occurrence of certain other events related to each party’s bankruptcy or indebtedness also results in automatic termination. In addition, in circumstances where Pfizer has an interest in the licensed intellectual property in connection with its human health development programs, our rights to use the licensed intellectual property are restricted and/or in limited instances, subject to Pfizer’s right to terminate such license at will. Pfizer also has the right to terminate any third party agreements under which it is sublicensing rights to us.

Patent and Know-How License Agreement (Zoetis as Licensor)

Immediately prior to the completion of the IPO, we entered into a patent and know-how license agreement with Pfizer. Pursuant to the agreement, we granted Pfizer a royalty-free, fully paid-up, sublicensable (subject to certain restrictions), exclusive license to all patents and know-how that we own or have been licensed from third parties as of the IPO (excluding any patents and know-how licensed from third parties to which our rights are limited to animal health) for Pfizer to research, develop, and commercialize any products throughout the world in all fields except the animal health field. Under the agreement, we also granted Pfizer a royalty-free, fully paid-up, perpetual, sublicensable (subject to certain restrictions), non-exclusive license to certain patents filed within a certain period of time following the IPO that cover know-how that we own. Pfizer is permitted to use such patents in connection with its research, development, and commercialization of products outside the animal health field.

Upon notice from Pfizer, we are required to file patent applications covering know-how licensed to Pfizer or continue to prosecute and maintain patents that have already been filed. In each case, Pfizer reimburses us for related costs, which vary depending on whether patents are filed at the time of Pfizer’s notice. We have the sole right to enforce patents that are licensed to Pfizer under this agreement in the animal health field. Pfizer has the right to enforce the licensed patents in all other fields (including the human health field) only if it reimburses us for certain costs related to

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prosecution and maintenance of such patents. If Pfizer decides that it will not reimburse us for such costs, we will have the right to enforce in such fields.

The agreement expires, with respect to licensed patents that we own, upon the expiration of the last to expire patent right, with respect to third party intellectual property, upon the expiration or termination of the agreement pursuant to which such third party intellectual property is licensed to us and with respect to know-how that we own, upon the thirtieth anniversary of the agreement. Upon expiration of the agreement in its entirety, Pfizer’s licenses to any know-how owned by us will convert to fully paid-up, perpetual licenses. Pfizer has the right to terminate the agreement in whole or in part upon prior notice to us. In the event of either party’s uncured material breach, the other party has the right to terminate the agreement. The agreement also provides that the insolvency of either party and the occurrence of certain other events related to bankruptcy or indebtedness also results in automatic termination. Upon termination of the agreement, all licenses terminate.

Trademark and Copyright License Agreements

Immediately prior to the completion of the IPO, we entered into a trademark and copyright license agreement with Pfizer, pursuant to which Pfizer granted us rights with respect to certain trademarks and copyrighted works. Specifically, Pfizer granted us an exclusive, worldwide, royalty-free, perpetual and fully paid-up license to use certain scheduled trademarks in the same manner that we used such trademarks as a business unit of Pfizer and in connection with any modifications or line extensions of products with which such trademarks were used as a business unit of Pfizer. We have the right to sublicense such trademarks to third parties with Pfizer’s prior written consent, which Pfizer cannot unreasonably withhold, but such consent is not required for sublicenses granted to our customers and distributors in the ordinary course of business. We do not have the right to register domain names that incorporate the trademarks or use the trademarks in the address of any social media or use the trademarks in any trade name, corporate name or “doing business as” name.

Pfizer also granted us a non-exclusive, worldwide, royalty-free, perpetual and fully paid-up license to use, copy and distribute to ourselves and our affiliates copyrights in certain policies and guidelines, and any related derivative works, that are necessary for us to continue to conduct certain aspects of our business in the same manner as they were conducted when we were a business unit of Pfizer.

The agreement will terminate on a trademark-by-trademark or copyrighted work-by-copyrighted work basis upon our written notice to Pfizer that we have ceased bona fide commercial use of such trademark or copyrighted work and it will terminate as to one of our affiliates if such affiliate ceases being an affiliate of ours. We granted a similar license to Pfizer to use the Aureomycin trademark and variants thereof in connection with Pfizer’s human health business.

BRAZIL LEASE AGREEMENTS

In September 2012, Pfizer’s subsidiary, Laboratórios Pfizer Ltda. (“Laboratórios”), as lessee, and our subsidiary, PAH Brasil Participações Ltda. (“PAH Brasil”), as lessor, entered into: (i) the Private Instrument of Non Residential Lease Agreement and Others, which establishes and regulates the use of the real property at our Guarulhos, Brazil facility (the “Real Property Lease”) and (ii) the Private Instrument of Lease Agreement Movable Assets and Others, which establishes the terms of the use of the fixed assets at the same site (the “Fixed Asset Lease” and, together with the Real Property Lease, the “Brazil Leases”). As a result of a merger of PAH Brasil into Fort Dodge Saúde Animal Ltda. (“Fort Dodge Brazil”) with Fort Dodge Brazil surviving, the Brazil Leases were assigned to Fort Dodge Brazil, later renamed Zoetis Indústria de Produtos Veterinários Ltda. (“Zoetis Brazil”).

Rent, Rent Adjustment and Penalty

The monthly rent under the Brazil Leases corresponds to the amount of depreciation of the fixed assets and real property covered by the leases. During the first month that the leases were in effect, the rent under the Fixed Asset Lease was R$752,459 (approximately $0.4 million) and the rent under the Real Property Lease was R$479,977 (approximately $0.2 million). In subsequent periods, the parties will adjust these amounts to reflect the anticipated

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monthly depreciation amount, and previously paid amounts may be adjusted if the amounts paid differ from actual depreciation. Late payments under Brazil Leases are subject to an adjustment plus a penalty equal to 2% and interest on arrears of 1% per month. A breach of either of the Brazil Leases that is not cured within 30 days from receipt of notice thereof is subject to a penalty equal to three monthly rent payments under the applicable lease. In addition to the rent, Laboratórios will pay expenses related to water consumption, sewerage and electricity as well as all taxes levied on the property.

Covenants and Obligations

Laboratórios is required to maintain the fixed assets and real property in the same condition as they were received, except for normal wear and tear and any improvements thereon, and is responsible for the repair of any damage. Improvements on the existing fixed assets and investments in new fixed assets are permitted under the Fixed Asset Lease, provided Fort Dodge Brazil is given notice thereof and consents to Laboratórios’ proposal. Costs for such improvements are paid or reimbursed by Fort Dodge Brazil unless the fixed asset is used solely to manufacture human health products, in which case the cost shall be the responsibility of Laboratórios and, in the event a new asset is purchased, exclusive ownership shall be retained by Laboratórios. The Real Property Lease also permits improvements on the property to be implemented by Laboratórios at its sole and entire discretion. Laboratórios is entitled to reimbursement for any related costs as long as Fort Dodge Brazil consented to the implementation of the improvements.

Term and Termination

The Brazil Leases will last for a period of five years commencing on September 28, 2012. The Real Property Lease provides for automatic renewals for successive periods of one year at Laboratórios’s discretion, unless notice of non-renewal is provided by Laboratórios. The Fixed Asset Lease can be extended for additional terms of five years by executing an amendment to such lease.

The Brazil Leases terminate at any time if agreed upon by the parties. The Brazil Leases also terminate upon satisfaction of certain regulatory conditions that will permit the animal health manufacturing operations of Laboratórios to be transferred to Zoetis Brazil and the human pharmaceutical manufacturing operations to be transferred to another facility or party. The Fixed Asset Lease automatically terminates upon the termination of the Real Property Lease or, subject to certain conditions, the master manufacturing and supply agreement that provides for Zoetis-supplied products. The Real Property Lease automatically terminates upon the termination of the Fixed Asset Lease or the expropriation of the property and cannot be terminated by Zoetis Brazil prior to termination of the master manufacturing and supply agreement that provides for Zoetis-supplied products. In the event the property is partially or completely destroyed, Laboratórios has the option to terminate the Real Property Lease.

MUMBAI, INDIA INTERIM LEASE AGREEMENT

We entered into an interim lease agreement with respect to our R&D facility in Mumbai, India. We will pay Pfizer a mutually agreed-upon rent for the facility and we anticipate the lease would expire upon the completion of the transfer of the Mumbai, India facility from Pfizer.

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INFORMATION ABOUT OUR 2016 ANNUAL MEETING

Under our By-laws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to propose an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to our Corporate Secretary at our principal executive offices. We must receive the notice within the following deadlines:

—	We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Under this provision, we must receive notice pertaining to the 2016 Annual Meeting no earlier than January 2, 2016, and no later than February 2, 2016.

—	However, if we hold the 2016 Annual Meeting on a date that is not within 25 days before or after the anniversary date of the 2015 Annual Meeting, we must receive the notice no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

—	If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our By-laws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of the proposed business and the reason for bringing it to the meeting, any material interest of the proposing shareholder in the business, and certain other information about the shareholder. In addition, the shareholder making the proposal must be a shareholder of record on both the date he or she provides the notice and the record date for the meeting, and either the shareholder or his or her qualified representative must appear in person at the meeting to present the nomination or proposed item of business.

Any notice that is received outside of the window specified above for proposed items of business, or that does not include all of the information required by our By-laws or comply with the other requirements of our By-laws, will not be brought before the meeting.

Under SEC rules, if a shareholder wants us to include a shareholder proposal in our proxy statement for the 2016 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive offices no later than November 20, 2015, which is 120 calendar days before the one-year anniversary of the release date of our proxy statement for the 2015 Annual Meeting. If we change the date of our 2016 meeting by more than 30 days from the one-year anniversary of the 2015 meeting, then the deadline is a reasonable time before we print and send our proxy materials for the 2016 meeting. Any such proposal must comply with all of the requirements of SEC Rule 14a-8.

Shareholders should mail all nominations and proposals for our 2015 Annual Meeting to our Corporate Secretary at Zoetis Inc., 100 Campus Drive, Florham Park, NJ 07932. You may obtain a copy of our By-laws from our Corporate Secretary at the same address. Our Bylaws are also available online, as an Exhibit to our 2012 Annual Report on Form 10-K, which was filed with the SEC on March 28, 2013.

www.zoetis.com

ZOETIS 2015 PROXY STATEMENT	77

 FOR ANIMALS. FOR HEALTH. FOR YOU.

ZOETIS DISCOVERS, DEVELOPS, MANUFACTURES AND COMMERCIALIZES A

DIVERSE PORTFOLIO OF ANIMAL HEALTH MEDICINES AND VACCINES DESIGNED

TO MEET THE REAL-WORLD NEEDS OF VETERINARIANS AND THE LIVESTOCK

FARMERS AND COMPANION ANIMAL OWNERS THEY SUPPORT.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 4:00 a.m., Eastern Time, on May 1, 2015.

Vote by Internet

Go to www.envisionreports.com/ZTS

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Zoetis 2015 Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:

For Against Abstain For Against Abstain For Against Abstain

01—Sanjay Khosla

02—Willie M. Reed

03—William C. Steere, Jr.

2. Say on Pay—An advisory vote on the approval of

executive compensation.

3. Proposal to ratify KPMG LLP as our independent

public accounting firm for 2015.

Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right

if you plan to attend the

Annual Meeting.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Zoetis Inc.

Notice of 2015 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 1, 2015

Michael B. McCallister, Heidi C. Chen and Katherine H. Walden, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Zoetis Inc. to be held on May 1, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)